Exhibit (a)(1)(A)

LIONS GATE ENTERTAINMENT CORP.

OFFER TO EXCHANGE CERTAIN

OUTSTANDING STOCK OPTIONS

AND SHARE APPRECIATION RIGHTS

EXPIRES MAY 7, 2020

OFFER CIRCULAR

Lions Gate Entertainment Corp. (the “Company,” “we” or “us”) is offering certain of our employees the right to exchange certain outstanding stock options and share appreciation rights (“SARs”) for the right to receive a replacement stock option or SAR award, as applicable, under our 2019 Performance Incentive Plan (the “2019 Plan”) (the “Exchange Program”). This offer is referred to as the “Offer.” The terms and conditions of the Offer and the right to receive a replacement award are described in this Offer Circular (“Offer Circular”). This Offer Circular applies to those persons who are eligible to participate in the Offer. You may participate in the Offer only if the Company or one of our subsidiaries employs you at the time the Offer expires (each such person, an “Eligible Employee”), except that executive officers and directors of the Company are not eligible to participate in the Offer. Even if you are eligible, you do not have to accept the Offer.

If you are eligible to participate in the Offer, you may elect to tender in the Offer your outstanding Company stock options and SARs that have an exercise price that is greater than the highest closing price of the class of our common shares subject to the award (i.e., either our Class A Voting Shares or our Class B Non-Voting Shares) during the 12-month period ending on the last trading day prior to the date on which this Exchange Program commences (i.e., $17.09 per Class A Voting Share and $16.30 per Class B Non-Voting Share). We refer to these options and SARs in this Offer Circular as your “Eligible Options.” You may not tender any other stock options or SARs. Furthermore, if the exercise price of any options or SARs you tender is less than the closing price of the applicable class of our common shares on the date the Offer expires, those options or SARs will not be accepted for exchange in the Offer and will continue to be governed by their existing terms. If you are eligible, you may accept the Offer with respect to any or all of your Eligible Options. (In this Offer Circular, we use the term “exercise price” to refer to the exercise price of Eligible Options that are stock options as well as the exercise or base price of any Eligible Options that are SARs.)

If you want to accept the Offer, we must receive your election to accept the Offer by the time the Offer expires. The expiration time of the Offer is 11:59 p.m. Eastern Time on May 7, 2020. We may, however, extend the expiration time. This Offer Circular includes more detailed instructions for making an election to accept the Offer. We are also providing to you along with this Offer Circular a personalized Election Form and Release Agreement that includes an individualized statement showing your options and SARs that qualify as Eligible Options. If you accept the Offer, the Eligible Options that you tender for exchange will be cancelled at the time the Offer expires, and we will grant a replacement award of stock options or SARs, as applicable (a “New Option”), to you as of the expiration date of the Offer if you are still employed by the Company at that time, except in certain limited circumstances described in more detail herein.

If you are eligible and accept the Offer, your New Option will have an exercise price equal to the closing price of the underlying shares on the date the New Option is granted (which will be the expiration date of the Offer) and will cover a lesser number of our common shares than the Eligible Option you exchange for that New Option, with such number of shares determined based on an exchange ratio determined by the Compensation Committee of our Board of Directors (the “Compensation Committee”) as described in this Offer Circular. The number of shares subject to the New Option may be adjusted, however, for any stock splits, recapitalizations and similar events that occur before the New Options are actually granted. All New Options will be granted under our 2019 Plan and will be scheduled to vest in annual installments over two years after the date the New Option is granted, or, if later, on the applicable vesting date(s) of the exchanged Eligible Option. The minimum vesting period of two years will apply to all New Options, even if the New Options are granted in exchange for Eligible Options that are otherwise fully vested or would otherwise vest more rapidly than over that two-year period. In addition, any performance-based vesting requirements that apply to the exchanged Eligible Option at the time the Offer expires will apply to the corresponding New Option. In no event will any portion of a New Option be scheduled to vest earlier than the original vesting date of the corresponding portion of the exchanged Eligible Option. The other terms and conditions of the New Options are described in more detail in this Offer Circular.

We must provide you with the detailed information set forth in this Offer Circular because accepting the Offer has legal consequences. It is important that you read the detailed terms of the Offer and other information contained and referred to in this Offer Circular. Capitalized terms used in this Offer Circular are defined in this Offer Circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Offer Circular is April 9, 2020.

TABLE OF CONTENTS

Forward-Looking Statements	1
Summary Term Sheet	2
Risk Factors	8
Terms of the Offer	9
Background and Reasons for the Offer	9
The Offer	11
Description of Terms and Conditions of New Options	18
Other Provisions; Administration	21
U.S. Federal Income and Employment Tax Consequences	27
Additional Information; Incorporation of Documents by Reference	31
Attachments:
A. Prospectus for 2019 Performance Incentive Plan
B. Form of Stock Option Agreement
C. Form of Share Appreciation Rights Award Agreement
D. Selected Financial Data

INDEX OF DEFINED TERMS
Page

2019 Plan	cover page
Board	2
Cancelled Options	4
Company	cover page
Compensation Committee	cover page
Election Form	3
Eligible Options	cover page, 3, 12
Eligible Employee	cover page
Exchange Act	1
Exchange Program	cover page
Exchange Ratio	5
Expiration Date	4
New Option	cover page
New Option Agreement	18
New Option Grant Date	4
Notice of Change of Election	3
NQSOs	28
NYSE	10
Offer	cover page
Offer Circular	cover page
SARs	cover page
SEC	1

forward-looking statements

This Offer Circular includes statements that are, or may be deemed to be, “forward-looking statements.” These forward looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “potential,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “may,” “will,” “could,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those discussed under Part I, Item 1A. “Risk Factors” found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2019, as may have been amended in our Quarterly Reports on Forms 10-Q filed with the SEC, which risk factors are incorporated herein by reference, as updated by the risk factors described in this Offer Circular beginning on page 8. These risk factors should not be construed as exhaustive and should be read with the other cautionary statements and information in our Annual Report on Form 10-K, and this report.

We caution you that forward-looking statements made in this Offer Circular or anywhere else are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially and adversely from those made in or suggested by the forward-looking statements contained in this Offer Circular as a result of various important factors, including, but not limited to: the potential effects of the coronavirus (COVID-19) pandemic on the Company, economic and business conditions; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; and the other risks and uncertainties discussed under Part I, Item 1A. “Risk Factors” found in our Annual Report on Form 10-K filed with the SEC on May 23, 2019, and our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which risk factors are incorporated herein by reference, as updated by the risk factors described in this Offer Circular beginning on page 8. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements, which we make in this Offer Circular, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The safe harbor provisions contained in the Securities Act of 1933, as amended and Securities Exchange Act of 1934, as amended (the “Exchange Act”), do not apply to any forward-looking statements we make in connection with the Offer, including any forward-looking statements incorporated herein by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Summary TERM SHEET

The following is a summary of some of the key terms and conditions of the Offer. It is important that you read the detailed terms of the Offer that are contained in the “Terms of the Offer” section in this Offer Circular. You should also be sure to read the “Risk Factors” section in this Offer Circular and the other information contained and referred to in this Offer Circular.

Reasons for the Offer.

A key goal of the Company’s compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining top talent. To this end, the Compensation Committee has designed and administers the compensation program to reward its employees for sustained financial and operating performance, to align their interests with shareholders, and to encourage them to remain with the Company for long and productive careers. We attempt to accomplish this by delivering a majority of employees’ total target compensation in the form of “at risk” long-term incentive awards such as stock options and SARs. The Company believes that providing this equity stake is essential to creating compensation opportunities that are competitive relative to market levels, and aligns the employee’s incentives with our shareholders’ interests in a manner that drives superior performance over time.

However, like many companies in the entertainment industry, we have experienced a significant decline in our share price in recent years. As a result, and at a time when it is critical to retain our “best and brightest” employees in a highly competitive environment, a substantial number of Eligible Employees hold stock options and SARs that represented a majority of their compensation at the time these awards were granted, but no longer provide the incentives we intended due to the decline in our stock price. To the extent that our compensation program does not provide compensation at levels and in forms that are competitive with our industry peers, we may face a considerable challenge in retaining our employees. We believe that the Exchange Program not only creates greater retention and incentive value, but also is in the best interests of shareholders and the Company by further aligning the interests of our employees with those of our shareholders in our continued long-term performance.

Our board of directors (the “Board”) approved the Offer so that you have an opportunity to exchange your Eligible Options for New Options on the terms described below. Of course, you do not have to accept the Offer. You must decide whether your prospects to realize value from your Eligible Options are better if you continue to hold your Eligible Options or if you tender them in the Offer. In making your decision, be sure to bear in mind the factors described under “Risk Factors” below and your own individual circumstances to determine if accepting the Offer is the right decision for you. None of our Board, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

Persons eligible for the Offer.

You must be an employee of the Company or one of our subsidiaries at the expiration time of the Offer in order to participate in the Offer. However, our executive officers and members of our Board are not eligible to participate in the Offer. Former employees and current or former independent contractors (other than those who are employed by us or one of our subsidiaries at the time the Exchange Program commences) are also not eligible to participate in the Offer.

Awards eligible for the Offer.

The stock options and SARs that may be tendered in the Offer are only those outstanding stock options and SARs that (1) were granted by the Company under the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan or the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan, or were originally granted by Starz under its 2016 Omnibus Incentive Plan or its 2011 Incentive Plan and were assumed by us and converted into Company stock options or SARs in connection with our acquisition of Starz in December 2016 and (2) have an exercise price that is greater than the highest closing price of the class of our common shares subject to the award (i.e., either our Class A Voting Shares or our Class B Non-Voting Shares) during the twelve-month period ending on the last trading day prior to the date on which this Exchange Program commences (i.e., $17.09 per Class A Voting Share and $16.30 per Class B Non-Voting Share). We refer to these options and SARs in this Offer Circular as your “Eligible Options.” You may not tender any stock options or SARs in the Offer that do not qualify as Eligible Options. Furthermore, if the exercise price of any options or SARs you tender is less than the closing price of the applicable class of our common shares on the date the Offer expires, those options and SARs will not be accepted for exchange in the Offer and will continue to be governed by their existing terms.

If you are eligible, you may accept the Offer with respect to any or all of your Eligible Options. As to any particular Eligible Option, you may elect to exchange either all or none of the option or SAR, but you may not elect to exchange only a portion of the option or SAR. Once you submit your Election Form to us, you will not be able to exercise Eligible Options as to which you have accepted the Offer (unless you revoke your acceptance of the Offer as to those Eligible Options by submitting a completed, signed Notice of Change of Election before the expiration time of the Offer as described in the response to Question 10 below).

For details of the Offer, see the “Terms of the Offer” section of this Offer Circular generally. Please note that if you accept the Offer but you are not (for any reason) an employee of the Company or one of its subsidiaries at the expiration time of the Offer, you will not be granted a New Option and your Eligible Options will be governed by their existing terms (including the applicable periods to exercise your vested Eligible Options following a termination of your employment).

Additional information about the Offer.

If you are eligible to participate in the Offer, we are providing to you along with this Offer Circular a personalized Election Form and Release Agreement (the “Election Form”) that includes an individualized statement that shows which of your options and SARs are considered Eligible Options so you can complete the election form required in connection with the Offer. We have also provided a form of Notice of Change of Election (the “Notice of Change of Election”) to be used if you decide before the Offer expires that you want to withdraw any Eligible Options you previously elected to exchange. If you need another copy of your personalized Election Form or a Notice of Change of Election or if you have any questions regarding the Offer, you may contact the following:

Adrian Kuzycz

Executive Vice President and Associate General Counsel

e-mail: akuzycz@lionsgate.com

Scott Sweeney

Stock Plan Administrator

e-mail: ssweeney@lionsgate.com

Please be sure to allow at least five (5) business days for us to respond to your request.

We understand that the decision whether or not to participate in the Offer will be a challenging one for many employees. The Offer does carry considerable risk, and there are no guarantees as to either our future stock performance or whether the New Options will ultimately have the same value as, or a greater or lesser value than, any Eligible Options you may want to exchange in the Offer. Therefore, the decision to participate in the Offer must be your personal decision, and it will depend largely on your assumptions about the future economic environment, the performance of the overall market and companies in our sector, and our own business, performance and stock price, as well as your continued employment with the Company (since the New Options will be subject to a new vesting schedule).

How to Accept the Offer.

First, review the information in this Offer Circular and the documents referred to in this Offer Circular. Then, complete, sign and date the Election Form referred to in the response to Question 6 below. You must file the Election Form with us in the manner and within the time period indicated in that response in order to accept the Offer. By accepting the Offer, you agree to the cancellation of your Eligible Options that you elect to exchange and to the terms and conditions of your New Option as set forth in the 2019 Plan and the award agreement that evidences your New Option.

The Offer will expire at 11:59 p.m. Eastern Time on May 7, 2020 (the “Expiration Date”). We may, however, extend the Offer. If you want to accept the Offer with respect to any of your outstanding Eligible Options, we must receive your completed election to accept the Offer before the expiration time of the Offer. Otherwise, you will be deemed to have rejected the Offer.

As indicated above, you do not have to accept the Offer. If you decline, or if you do not timely return a valid election to accept the Offer, your Eligible Options will remain outstanding subject to their existing terms. If you have more than one Eligible Option and you accept the Offer as to less than all of your Eligible Options, your Eligible Options that you do not affirmatively elect to exchange will remain outstanding subject to their existing terms (in other words, you will be deemed to have declined the Offer with respect to the Eligible Options that you do not affirmatively elect to exchange).

If you accept the Offer, your Eligible Options that are tendered in the Exchange Program will terminate at the expiration time of the Offer. These terminated Eligible Options are referred to as your “Cancelled Options.” You will then have a right to receive a New Option from us as of the Expiration Date. The terms of the New Options are briefly summarized below. If we extend the Offer, we will adjust the New Option grant date to correspond to the new expiration time of the Offer. The date that the New Options are granted (which will be the date on which the Offer expires) is referred to as the “New Option Grant Date.”

It is very important that you read this Offer Circular, its attachments, and all of the documents referred to in this Offer Circular in making your decision whether to participate in the Exchange Program.

Terms of the New Options.

•	Type of Award. Each New Option that you receive will be the same type of award (i.e., a stock option or SAR) and will cover the same class of our common shares (i.e., Class A Voting Shares or Class B Non-Voting Shares) as the Cancelled Option that you surrender in exchange for that New Option. For example, if you surrender a Cancelled Option that is a SAR on Class A Voting Shares, your New Option will also be a SAR on Class A Voting Shares.

The New Options will be granted under our 2019 Plan and will be subject to the terms of the plan and the award agreement that evidences the New Option.

•	Exercise Price; Term. Each New Option will have an exercise price equal to the closing price of a Class A Voting Share or Class B Non-Voting Share (as applicable) on the New Option Grant Date and a maximum term of seven years as measured from the New Option Grant Date.

•	Vesting Schedule. Your New Options will be completely unvested at the time they are granted and will become vested on the basis of your continued employment with us or any of our subsidiaries. Your New Options will be scheduled to vest in annual installments over two years after the New Option Grant Date or, if later, on the applicable vesting date(s) of the Cancelled Option you exchanged for that New Option. The minimum vesting period of two years will apply to New Options even if they are granted in exchange for Cancelled Options that are otherwise fully vested or would otherwise vest more rapidly than over that two-year period. In addition, any performance-based vesting requirements that apply to the Cancelled Option at the time the Offer expires will apply to the corresponding New Option (with performance being measured over the same periods as provided in the Cancelled Option). In no event will any portion of a New Option be scheduled to vest earlier than the original vesting date of the corresponding portion of the exchanged Cancelled Option. If your Cancelled Option is currently subject to accelerated vesting upon certain terminations of your employment or in connection with a change in control of the Company, such accelerated vesting provisions will continue to apply to the same extent to the New Option you receive in exchange for that Cancelled Option. Except for any such accelerated vesting provisions and unless otherwise provided by the Compensation Committee, any New Options you receive under the Exchange Program that are unvested when you cease to be employed with us or one of our subsidiaries will terminate upon the termination of your employment.
•	Number of Shares Subject to New Options; Exchange Ratios. For each Eligible Option, the Compensation Committee has established an “Exchange Ratio” to determine the number of our common shares (Class A Voting Shares or Class B Non-Voting Shares, as applicable) that will be subject to the New Option that would be granted in exchange for that Eligible Option. The total number of shares subject to a New Option will be determined by dividing the number of shares subject to the surrendered Eligible Option by the applicable Exchange Ratio and rounding down to the nearest whole share. The tables below set forth the Exchange Ratio for each Eligible Option (based on the grant date, the exercise price and the approximate remaining term for the Eligible Option) as well as an example showing the number of shares for a New Option issued in exchange for an Eligible Option covering 1,000 common shares:

RATIOS FOR EXCHANGE OF ELIGIBLE OPTIONS

WITH RESPECT TO CLASS A VOTING SHARES

Grant Date	Exercise Price	Remaining Term (Years)	Exchange Ratio	Number of Shares Subject to Eligible Option (Example)	Number of Shares Subject to New Option (Example)
2/7/2013	$19.63	2.8	21.2	1,000	47
3/14/2013	$24.09	2.9	38.0	1,000	26
5/29/2013	$29.44	3.1	60.7	1,000	16
8/6/2013	$34.94	3.3	89.7	1,000	11
9/10/2013	$38.18	3.4	110.4	1,000	9
9/10/2013	$38.77	3.4	116.9	1,000	8
9/16/2013	$38.76	3.4	114.2	1,000	8
11/5/2013	$36.14	3.6	75.0	1,000	13
2/3/2014	$31.60	3.8	37.2	1,000	26
8/6/2014	$32.24	4.3	25.7	1,000	38
11/4/2014	$33.09	4.6	23.0	1,000	43
2/16/2015	$32.31	4.9	17.9	1,000	55
3/12/2015	$34.49	4.9	20.1	1,000	49
5/12/2015	$31.37	5.1	14.4	1,000	69
5/12/2015	$31.63	5.1	14.7	1,000	68
7/29/2015	$39.88	5.3	22.6	1,000	44
8/5/2015	$38.73	5.3	20.9	1,000	47
9/15/2015	$39.86	5.4	20.9	1,000	47
10/21/2015	$41.95	5.5	22.2	1,000	45
12/18/2015	$41.95	5.7	20.2	1,000	49
2/2/2016	$26.07	5.8	6.9	1,000	144
3/4/2016	$24.10	5.9	5.8	1,000	172
3/16/2016	$23.11	5.9	5.3	1,000	188
5/23/2016	$20.28	6.1	4.0	1,000	250
6/22/2016	$21.27	6.2	4.2	1,000	238
8/3/2016	$19.56	6.3	3.9	1,000	256
9/13/2016	$21.19	6.4	3.9	1,000	256
10/7/2016	$20.44	6.5	3.8	1,000	263
11/2/2016	$20.47	6.6	3.8	1,000	263

RATIOS FOR EXCHANGE OF ELIGIBLE OPTIONS

WITH RESPECT TO CLASS B NON-VOTING SHARES

Grant Date	Exercise Price	Remaining Term (Years)	Exchange Ratio	Number of Shares Subject to Eligible Option (Example)	Number of Shares Subject to New Option (Example)
2/7/2013	$18.97	2.8	24.0	1,000	41
3/14/2013	$23.28	2.9	43.4	1,000	23
5/29/2013	$28.46	3.1	69.8	1,000	14
8/6/2013	$33.78	3.3	103.8	1,000	9
9/10/2013	$36.91	3.4	127.8	1,000	7
9/10/2013	$37.48	3.4	135.3	1,000	7
9/16/2013	$37.47	3.4	132.4	1,000	7
11/5/2013	$34.94	3.6	85.8	1,000	11
2/3/2014	$30.55	3.8	42.0	1,000	23
8/6/2014	$31.17	4.3	28.6	1,000	34
11/4/2014	$31.99	4.6	25.6	1,000	39
12/2/2014	$24.37	1.7	702.5	1,000	1
2/16/2015	$31.24	4.9	19.7	1,000	50
2/27/2015	$24.39	1.9	344.6	1,000	2
3/12/2015	$33.34	4.9	22.2	1,000	45
3/20/2015	$25.19	2.0	351.3	1,000	2
5/12/2015	$30.33	5.1	15.8	1,000	63
5/12/2015	$30.58	5.1	16.1	1,000	62
7/29/2015	$38.55	5.3	24.9	1,000	40
8/3/2015	$28.75	2.3	309.6	1,000	3
8/5/2015	$37.44	5.3	22.9	1,000	43
9/15/2015	$38.53	5.4	22.9	1,000	43
10/21/2015	$40.55	5.5	24.4	1,000	40
12/15/2015	$24.33	2.7	71.1	1,000	14
12/18/2015	$40.55	5.7	22.1	1,000	45
2/2/2016	$25.20	5.8	7.5	1,000	133
3/4/2016	$23.29	5.9	6.2	1,000	161
3/16/2016	$22.34	5.9	5.7	1,000	175
5/23/2016	$19.60	6.1	4.3	1,000	232
6/22/2016	$20.56	6.2	4.5	1,000	222
8/3/2016	$18.91	6.3	3.8	1,000	263
9/13/2016	$20.48	6.4	4.2	1,000	238
10/7/2016	$19.76	6.5	3.9	1,000	256
11/2/2016	$19.79	6.6	3.8	1,000	263
11/28/2016	$24.71	3.6	25.8	1,000	38
12/23/2016	$25.73	6.7	5.6	1,000	178
2/6/2017	$26.54	6.8	5.7	1,000	175
3/14/2017	$23.73	6.9	4.6	1,000	217
5/23/2017	$23.45	7.1	4.2	1,000	238
8/1/2017	$27.49	7.3	5.1	1,000	196
8/30/2017	$27.83	7.4	5.1	1,000	196
9/12/2017	$28.85	7.4	5.4	1,000	185
10/4/2017	$30.85	7.5	5.9	1,000	169
10/11/2017	$29.50	7.5	5.4	1,000	185
12/14/2017	$30.56	7.7	5.5	1,000	181
12/19/2017	$31.35	4.7	22.1	1,000	45
1/3/2018	$30.58	7.7	5.4	1,000	185
2/6/2018	$30.82	7.8	5.3	1,000	188
3/9/2018	$27.86	7.9	4.4	1,000	227
5/22/2018	$22.19	8.1	3.2	1,000	312
6/7/2018	$23.02	8.2	3.2	1,000	312
6/25/2018	$24.53	8.2	3.4	1,000	294
7/1/2018	$23.46	8.2	3.2	1,000	312
8/7/2018	$22.28	8.3	3.2	1,000	312
9/11/2018	$21.37	8.4	3.4	1,000	294
11/6/2018	$17.98	8.6	4.0	1,000	250

The Compensation Committee’s objective was to establish Exchange Ratios that would result in the grant of New Options in the Exchange Program that, both individually and in the aggregate, have a fair value as of the commencement of the Exchange Program that is approximately 95% of the fair value of the Eligible Options exchanged by Eligible Employees (with the fair values in each case determined based on the exercise price and remaining term of the applicable Eligible Option and using a Black-Scholes valuation model and the assumptions and methodology then used to value options and SARs for purposes of our financial reporting). Because the Black-Scholes valuations used in establishing the Exchange Ratios were calculated as of April 9, 2020 (using our closing stock price on April 7, 2020), are based on assumptions that the Company has made, and yield only approximate theoretical values, it is possible that the “value” of your Eligible Options may be more than, less than, or equal to 95% of the “value” of the New Option that you will be granted in exchange for those Eligible Options if you accept the Offer. You must determine, based on your own set of facts and circumstances (taking into consideration, without limitation, the vesting schedule that will apply with respect to the New Option and your own assumptions as to future Company stock prices) whether you are better off exchanging or holding your Eligible Options. The Exchange Ratios are fixed. Assumptions used in a Black-Scholes valuation model include stock price and volatility. The Exchange Ratios will not be adjusted for any changes in the price of Class A Voting Shares or Class B Non-Voting Shares, or for any changes in the underlying volatility or other assumptions.

Please note that the number of shares subject to the New Option may be adjusted by the Compensation Committee for any stock splits, recapitalizations and similar events that occur before the New Options are actually granted.

IMPORTANT

Our Board has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our Board, our management, or our affiliates or agents makes any recommendation whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial or tax status, you should consult your financial or tax advisor.

RISK FACTORS

The value of your Eligible Options may be the same as, or greater or less than, the New Options offered to you in the Exchange Program. As noted below, the New Options will be subject to a new vesting schedule and will have different terms from the Eligible Options you exchange. In certain circumstances, you will not be granted a New Option even if you tendered Eligible Options that terminated in connection with the Exchange Program.

If you accept the Offer, your Eligible Options will terminate. If you accept the Offer, your Eligible Options tendered in the Exchange Program will terminate at the expiration time of the Offer as described in the response to Question 11 below.

The New Options could have a lower value than your Eligible Options. The number of our common shares subject to the New Option you will be granted if you elect to tender any of your Eligible Options will be determined in the manner described in the response to Question 19 below. The Exchange Ratios that are used for this purpose have been calculated solely for purposes of this Offer. Because the exchange ratio is not 1:1, your New Options will cover fewer shares than the Eligible Options that you exchange. Depending on changes in our stock price after the conclusion of the Exchange Program, the actual value of any Eligible Option could be less than, more than, or equal to the value of the New Option that would be granted with respect to that Eligible Option (if it is exchanged in the Offer) as determined for purposes of the Offer. In light of these and other risks of tendering, you may be better off keeping your Eligible Options rather than tendering them in the Exchange Program.

The New Options are subject to a new vesting schedule. The New Options will have a minimum vesting period of two years after the New Option Grant Date. Therefore, if you accept the Offer and your employment terminates before your New Options vest, your unvested New Options will be forfeited even though the Cancelled Options that you exchanged for those New Options had already vested or may have vested if you had not exchanged them. In such circumstances, your Cancelled Options will not be reinstated and you will receive no benefit with respect to your forfeited New Options. You have no right to continued employment with the Company or any of its subsidiaries.

If you terminate employment with the Company or a subsidiary before the expiration of the Offer, you will not receive a New Option. If you resign, quit or die, or if your employment with the Company or one of its subsidiaries terminates for any other reason before the expiration time of the Offer, we will not grant you a New Option and your Eligible Options will be governed by their existing terms (including the applicable periods to exercise your vested Eligible Options following a termination of your employment). You have no right to continued employment with the Company or any of its subsidiaries.

There are risks related to our business and our common shares. You should carefully review the risk factors identified above and in our reports filed with the SEC, including those in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, and our subsequent Quarterly Reports on Form 10-Q before deciding whether to accept the Offer. These risks may affect the value of the Eligible Options and any New Options. See the section titled “Additional Information; Incorporation of Documents by Reference” below for more information about our SEC filings and how to obtain copies of these documents.

TERMS OF The Offer

The precise terms and conditions of the Offer are contained in the responses to the following questions:

•	Background and Reasons for the Offer: Question 1
•	The Offer: Questions 2 through 17
•	Description of Terms and Conditions of New Options: Questions 18 through 26
•	Other Provisions; Administration: Questions 27 through 36
•	U.S. Federal Income Tax and Employment Tax Consequences: Questions 37 through 46

Capitalized terms not otherwise defined in this section have the meanings given to them elsewhere in this Offer Circular. See the Index of Defined Terms at the start of this document.

Background and Reasons for the Offer

This section generally describes why we are making the Offer and answers some questions that you may have regarding the general structure of the Offer.

1.	Why is the Company making the Offer?

Closer Alignment with Compensation Program Objectives and Shareholder Engagement

A key goal of the Company’s compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining top senior talent. To this end, the Compensation Committee has designed and administers the compensation program to reward its senior employees for sustained financial and operating performance, to align their interests with shareholders, and to encourage them to remain with the Company for long and productive careers. This is accomplished by attempting to deliver a majority of employees’ total target compensation in the form of “at risk” long-term incentive awards such as stock options and SARs. The Company believes that providing this equity stake is essential to creating compensation opportunities that are competitive relative to market levels, and aligns the employee’s incentives with our shareholders’ interests in a manner that drives superior performance over time.

Our shareholder engagement program has been instrumental in shaping the compensation program. For instance, over the past several years, shareholders have recommended that the Company grant more long-term incentive awards subject to performance-based vesting provisions rather than long-term incentive awards subject only to time-based vesting provisions. In response, the Company began decreasing the proportion of long-term incentive awards subject only to time-based vesting provisions and began awarding more long-term incentive awards in the form of stock options and SARs. As a result, the Company’s current practice is to grant only 25% of long-term incentive awards in the form of restricted stock units that are subject to time-based vesting provisions. The balance of such long-term incentive awards are performance-based (consisting of 25% in restricted share units subject to performance-based vesting provisions and 50% in stock options and SARs subject to time-based and performance-based vesting provisions). Since the exercise prices of the stock options and SARs represent the fair market value of the Company’s stock on their grant dates (which, at times, may also be priced at a premium thereto), they have value only to the extent that shares held by shareholders also increase in value, making them inherently performance-based.

As a result, a substantial number of Eligible Employees hold stock options and SARs that represented a majority of their compensation at the time these awards were granted, but no longer provide the incentives we intended due to the decline in our stock price. To the extent that our compensation program does not provide compensation at levels and in forms that are competitive with our industry peers, we may face a considerable challenge in retaining our employees. We believe that the Exchange Program not only creates greater retention and incentive value, but also is in the best interests of shareholders and the Company by further aligning the interests of our employees with those of our shareholders in our continued long-term performance.

The Company’s Stock Price Decline

Over the past several years, the Company has continued to build a unique, non-replicable portfolio of assets that includes deep film and television content pipelines, a nearly 17,000 title library, and a premium global subscription platform. We believe that we have established a valuable position within the media and entertainment ecosystem through a combination of the organic growth of our Motion Picture and Television Production businesses, partnerships with top-tier content producers, and investments in properties, libraries and assets such as 3 Arts Entertainment (May 2018), Good Universe (October 2017), Starz (December 2016) and Pilgrim Media Group (November 2015).

However, like many companies in the entertainment industry, we have experienced a significant decline in our share price in recent years due, in part, to a number of factors that we believe are unrelated to our performance and accomplishments, including:

•	The redefining of scale and size in the media and entertainment industry, and the belief that the changing ecosystem of increased competition and spend from new entrants and global streamers with deep pockets has created an unfavorable environment for the Company;
•	Concerns regarding domestic linear carriage renewals with multichannel video programming distributors who have experienced significant erosion of their subscriber bases;
•	The Company’s higher debt to leverage ratio, which was partly a result of the cash settlement in 2018 of the Company’s shareholder appraisal litigation related to the acquisition of Starz;
•	An implied negative valuation ascribed to the Company’s annual investment (approximately $150 million in fiscal 2020) in STARZPLAY, the Company’s international premium branded streaming video-on-demand service; and
•	Other industry-wide headwinds that have weighed on the Company’s stock price, a majority of its peer group and several others in the media and entertainment space over the past several years (relative to the S&P 500).

As a result, and at a time when it is critical to retain our “best and brightest” employees in a highly competitive environment, many of our employees hold stock options and SARs with exercise prices significantly higher than the current market price of our common shares. As of April 7, 2020 (and based on the minimum exercise price of an Eligible Option being $17.09 per Class A Voting Share and $16.30 per Class B Non-Voting Share), employees held Eligible Options covering approximately 1,179,921 of our Class A Voting Shares with exercise prices ranging from $19.56 per share to $41.95 per share, while the closing price of our Class A Voting Shares on the New York Stock Exchange (“NYSE”) on that date was $5.72; and employees held Eligible Options covering approximately 5,107,626 of our Class B Non-Voting Shares with exercise prices ranging from $17.98 per share to $40.55 per share, while the closing price of our Class B Non-Voting Shares on the NYSE on that date was $5.32.

Create Retention Value

Over the past several years, the media and entertainment industry has seen a secular shift in the way content is viewed. Access to high-quality, original, and buzzworthy content is now available “anywhere and anytime” through over-the-top and direct to consumer product offerings. Indeed, there are reportedly currently over 250 online video services available in the United States, from major companies such as Apple, Walt Disney, NBC Universal, WarnerMedia and AT&T, from recent startups like Quibi, and from established streaming services such as Amazon Prime Video, Netflix and Hulu. With such rapid change, combined with the rise of new technologies, hiring in the media and entertainment industry has become extremely competitive in recent years. Established competitors and new entrants alike are aggressively hiring creative talent with knowledge and experience in areas such as film, television and digital media.

Despite these challenges and the disruptive environment, we believe that we will maintain our position as a relevant and essential part of this media ecosystem and will create significant long-term value for our shareholders. In order to accomplish this, retaining our employees, many of whom are highly experienced and extraordinarily talented individuals who would be difficult to replace, is a necessity. Many of these employees have had, and we expect will continue to have, other opportunities with competitors who can offer new equity-based awards reflecting current trading prices. Accordingly, we believe the Exchange Program is in the best interest of the Company and our shareholders, as it would help us to retain employees critical to our continued growth and future success by realigning their equity incentives with current market realities and providing additional motivation for them to help achieve our goals. In addition, as noted above, the New Options issued pursuant to the Offer would be scheduled to vest in annual installments over a minimum of two years, providing an additional retention incentive for the employees who participate in the program.

The Offer

This section describes the terms of the Offer, including the deadline for accepting the Offer, eligibility rules, how to accept the Offer, which options may be tendered in the Offer, and other terms and conditions of the Offer. The terms of the Offer set forth in this Offer Circular control if there is any inconsistency between this Offer Circular and any other document.

2.	What is the deadline for the Offer?

If you are eligible and want to accept the Offer, the deadline for submitting your Election Form is 11:59 p.m. Eastern Time on May 7, 2020, unless we, in our sole discretion, extend the Offer. If we do not receive your Election Form before that deadline, you will not be allowed to participate in the Exchange Program.

3.	Who is eligible to participate in the Offer?

You are eligible to participate in the Offer only if you are an employee of the Company or one of its subsidiaries at the expiration time of the Offer. (The term “subsidiary” is used in this Offer Circular to mean any corporation or entity the majority of the voting stock or equity interests of which is owned or controlled, directly or indirectly, by the Company.) However, our executive officers and members of our Board are not eligible to participate in the Offer. Former employees and current or former independent contractors (other than those who are employed by us or one of our subsidiaries at the time the Exchange Program commences) are also not eligible to participate in the Offer.

4.	What are the conditions to the Offer?

The Offer is conditioned on your being employed with the Company or one of its subsidiaries, as described in the response to Question 3 above, at the expiration time of the Offer. In addition, the Offer is conditioned on your satisfactorily completing and returning to us your Election Form by 11:59 p.m. Eastern Time on May 7, 2020, as described in the response to Question 6 below.

5.	What stock options and SARs may I tender/exchange in the Offer?

The stock options and SARs that may be tendered in the Offer are only those outstanding stock options or SARs that (1) were granted by the Company under the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan or the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan, or were originally granted by Starz under its 2016 Omnibus Incentive Plan or its 2011 Incentive Plan and were assumed by us and converted into Company stock options in connection with our acquisition of Starz in December 2016 and (2) have an exercise price that is greater than the highest closing price of the class of our common shares subject to the award (i.e., either our Class A Voting Shares or our Class B Non-Voting Shares) during the 12-month period ending on the last trading day prior to the date on which this Exchange Program commences (i.e., $17.09 per Class A Voting Share and $16.30 per Class B Non-Voting Share). We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options or SARs. Furthermore, if the exercise price of any options or SARs you tender is less than the closing price of the applicable class of our common shares on the date the Offer expires, those options and SARs will not be accepted for exchange in the Offer and will continue to be governed by their existing terms.

If you are eligible, you may accept the Offer with respect to any or all of your Eligible Options. As to any particular Eligible Option, you may elect to exchange the entire Eligible Option or no portion of the Eligible Option, but you may not elect to exchange only a portion of the Eligible Option. Once you submit your Election Form to us, you will not be able to exercise Eligible Options as to which you have accepted the Offer (unless you revoke your acceptance of the Offer as to those Eligible Options by submitting a completed, signed Notice of Change of Election before the expiration time of the Offer as described in the response to Question 10 below).

6.	How may I accept the Offer?

Read Offer Circular and Election Form. To accept the Offer, you should first carefully review this Offer Circular and the documents referred to in this Offer Circular.

Assemble Option Information. You should then assemble the option and SAR information that you will need to complete the Election Form. The Election Form includes an individualized statement showing your Eligible Options. If you need another copy of your Election Form, please contact Adrian Kuzycz at akuzycz@lionsgate.com or Scott Sweeney at ssweeney@lionsgate.com. Please be sure to allow at least five (5) business days for us to respond to your request.

You are responsible for confirming that the options and SARs included in your Election Form satisfy the eligibility requirements described in the response to Question 5 above and for confirming that all of your Eligible Options are reflected in your statement. Any discrepancies should promptly be reported to Adrian Kuzycz at akuzycz@lionsgate.com or Scott Sweeney at ssweeney@lionsgate.com.

Complete, Sign and Date Election Form. You should then complete, sign and date the Election Form that is being provided to you along with this Offer Circular. If you want to accept the Offer, you must indicate on the Election Form that you accept the Offer and agree to the terms set forth in the Election Form. You will need to affirmatively indicate on your Election Form which of your Eligible Options you wish to exchange in the Offer. If you have more than one Eligible Option and you accept the Offer as to less than all of your Eligible Options, your Eligible Options that you do not affirmatively elect to exchange will remain outstanding subject to their existing terms (in other words, you will be deemed to have declined the Offer with respect to the Eligible Options that you do not affirmatively elect to exchange).

Return Election Form. You should then e-mail (in portable document format (PDF) only) the completed, signed and dated Election Form to the Company address for receipt before 11:59 p.m. Eastern Time on May 7, 2020 (or any later expiration time to which we may have extended the Offer) to:

Adrian Kuzycz

Executive Vice President and Associate General Counsel

e-mail: akuzycz@lionsgate.com

Scott Sweeney

Stock Plan Administrator

e-mail: ssweeney@lionsgate.com

For your election to be valid, you must submit a PDF of your completed, signed and dated Election Form prior to the deadline. We cannot accept Election Forms by e-mail in any other form, and we cannot accept Election Forms by any means of delivery other than e-mail to one of the addresses identified above. Delivery will be effective only when the form is actually received by us. If we do not receive a valid Election Form from you prior to the deadline described in the response to Question 2, you will be deemed to have rejected the Offer.

If you do not receive an Election Form or need additional information, please contact Adrian Kuzycz at akuzycz@lionsgate.com or Scott Sweeney at ssweeney@lionsgate.com. If you request an Election Form, be sure to allow at least five (5) business days for delivery to you.

We are not obligated, and no other person is obligated, to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be final and binding, although participants in the Offer may challenge our determination in a court of competent jurisdiction.

If you would like confirmation that we have received your Election Form, please contact Adrian Kuzycz at akuzycz@lionsgate.com or Scott Sweeney at ssweeney@lionsgate.com. Note, however, that we will only confirm whether we have received something from you, not whether you completed the Election Form correctly.

Other. If the Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless we have waived this requirement, submit evidence satisfactory to the Company of their authority to act in this capacity.

Your election to accept or reject the Offer will become irrevocable upon the expiration time of the Offer. Be sure to read your Election Form. The effectiveness of any election that you may make to accept the Offer is subject to the eligibility conditions described in the response to Question 3 above.

Your election to participate in the Exchange Program pursuant to the terms and conditions described in this Offer Circular constitutes your acceptance of the terms and conditions of the Offer. Our acceptance for cancellation of your Eligible Options tendered in the Exchange Program will constitute a binding agreement between you and us on the terms and subject to the conditions of this Offer Circular.

The Offer does not apply to any options or SARs that you may own that are not Eligible Options.

You are responsible for sending your Election Form, ensuring that it is accurate and complete, and ensuring that we receive your Election Form before the expiration time of the Offer. You should allow sufficient time to ensure timely delivery of your Election Form. If you miss the deadline, you will not be allowed to participate in the Offer.

7.	Can I choose which options or SARs I want to tender?

Yes. If you are eligible to participate, you may accept the Offer with respect to any or all of your Eligible Options. As to any particular Eligible Option, you may elect to exchange the entire Eligible Option or no portion of the Eligible Option, but you may not elect to exchange only a portion of the Eligible Option.

For example, if you are eligible to participate and hold an Eligible Option granted to you in 2017 and another Eligible Option granted to you in 2016, you could elect to exchange either Eligible Option, neither of the Eligible Options, or both of the Eligible Options. You could not, however, elect to exchange only a portion of your 2016 Eligible Option and/or only a portion of your 2017 Eligible Option.

8.	Can I tender options or SARs that I have already exercised?

No. The Offer applies only to your Eligible Options that are unexercised and outstanding as of the expiration time of the Offer. It does not apply in any way to shares that you purchased (or any other payment you received) by exercising an Eligible Option before the expiration time of the Offer. If you exercise an Eligible Option, that Eligible Option is no longer outstanding and is therefore not included in the Offer. Options or SARs that terminate before the expiration time of the Offer are similarly no longer outstanding and are therefore not included in the Offer.

9.	Do I have to pay money or taxes if I accept the Offer?

You will not have to make any payments to us at the time you accept the Offer. There will also be no federal income tax consequences either at the time you accept the Offer or at the time you receive a New Option. Your New Option will be taxed to you upon your exercise of the award as described in the responses to Questions 37-46 below.

10.	What if I change my mind?

If you file an Election Form and want to change or withdraw your election, you may do so by filing a Notice of Change of Election indicating the changes to your previous election in accordance with the procedures described in the response to Question 6 above. We must receive your Notice of Change of Election before the expiration time of the Offer. You may use a Notice of Change of Election to change your election with respect to some or all of your Eligible Options. With respect to any particular Eligible Option, we will rely on the last Election Form or Notice of Change of Election that you validly submit and we receive before the expiration time of the Offer indicating your election as to that Eligible Option.

If you want to change your election and you need a new Notice of Change of Election, you may request one from Adrian Kuzycz at akuzycz@lionsgate.com or Scott Sweeney at ssweeney@lionsgate.com. Please be sure to allow at least five (5) business days for us to respond to your request.

Any Election Form or Notice of Change of Election that we receive after the expiration time of the Offer will not be valid. You may not change or withdraw any election after the expiration time of the Offer.

11.	Will my tendered Eligible Options terminate if I accept the Offer?

If you accept the Offer, your Eligible Options tendered in the Exchange Program will automatically terminate at the expiration time of the Offer, and we will grant you a New Option on the terms and conditions described in this Offer Circular.

Although we intend to accept all validly tendered Eligible Options immediately after expiration of the Offer, if we have not accepted the Eligible Options you tender within forty (40) business days of the commencement of the Offer, you may withdraw your acceptance at any time thereafter and your tendered Eligible Options will continue in accordance with their terms.

12.	Can the Offer be modified?

Yes. Prior to the expiration time of the Offer, we may, in our sole discretion, extend, modify or, upon the occurrence of any of the events set forth below, revoke the Offer. We will notify you if the Offer is revoked. You will also be notified (and given an opportunity to change any Election Form that you may have previously filed) if we modify the Offer in any material manner. If we do modify the Offer in any material manner or waive a material condition of the Offer, we will be sure that at least five (5) business days remain in the Offer from the time we notify you of the material change to the expiration time of the Offer. We will extend the expiration time of the Offer as necessary to satisfy this requirement.

The New Options will be granted as of the date on which the Offer expires, including any extensions of the Offer. See the responses to Questions 18-26 below for conditions applicable to New Option grants.

Notwithstanding any other provision of the Offer, we are not required to accept any Eligible Options tendered to us for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options tendered to us, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the commencement date of the Offer and prior to the expiration time of the Offer, other than through acts or omissions to act by us, any of the following events has occurred, or has been determined by us to have occurred and, in our reasonable judgment in any such case, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of Eligible Options tendered to us for exchange:

•	there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal, or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered Eligible Options pursuant to the Offer or the grant of New Options, or that otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us or you;
•	an action shall have been threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced, or deemed to be applicable to the

Offer or to us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly: (1) make the acceptance for exchange of, or grant of New Options for, some or all of the tendered Eligible Options illegal or otherwise restrict or prohibit consummation of the Offer; (2) delay or restrict our ability, or render us unable, to accept for exchange, or grant New Options for, some or all of the tendered Eligible Options; or (3) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us or you;

•	there shall have occurred: (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; (3) the commencement of a war, terrorist act, armed hostilities or other international or national crisis directly or indirectly involving the United States; (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States; (5) any significant decrease in the market price of our common shares or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of the Company or on the trading in our common shares, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer; (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration, escalation or worsening thereof; or (7) any decline in either the Dow Jones Industrial Average, the NYSE or the Standard and Poor’s 500 Index by an amount in excess of 10% measured during any time period after the close of business on April 9, 2020;
•	a tender or exchange offer with respect to some or all of our common shares, or a merger or acquisition proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that: (1) any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding common shares, or any new group shall have been formed that beneficially owns more than 5% of our outstanding common shares, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 9, 2020; (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 9, 2020 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of our outstanding common shares; or (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or our subsidiaries’ assets or securities;
•	there shall have occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Offer;

•	there shall have been enacted, enforced or deemed applicable to us any rules, regulations or actions by any governmental authority, the NYSE or any other regulatory or administrative authority of any national securities exchange that make it inadvisable for us to proceed with the Offer; or
•	any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries.

We are not aware of any U.S. state in which we are making the Offer where the Exchange Program, the Offer, or the grant of New Options would violate applicable law. If we become aware of any U.S. state where the making of the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If we are prohibited from making the Offer by administrative or judicial action after our good faith effort to comply with such law, the Offer will not be made in such U.S. state. We may, where necessary, modify the terms of the New Options to the extent necessary to satisfy applicable law. We are not, however, aware of nor do we anticipate any legal filings or approvals that are or will be required before the Offer can be completed, nor are we aware of any necessary governmental approvals that must be obtained before the Offer can be completed. Notwithstanding the foregoing, in the event that any governmental approvals are required to be obtained prior to the completion of the Offer, we may extend the expiration time of the Offer or may delay the grant of New Options until such approvals are obtained, provided that we will not delay the grant of New Options after the expiration time of the Offer for any other reason.

13.	What happens if I accept the Offer but my employment terminates before the expiration time of the Offer?

If you accept the Offer but you cease to be an employee of the Company before the expiration time of the Offer, your Eligible Options will be treated as if they had not been tendered in the Offer.

14.	What happens if I accept the Offer but I go on leave before the expiration time of the Offer?

If you take a leave of absence, you will be treated as being employed by the Company for purposes of the Offer while on leave. This is true regardless of whether your leave is a paid leave of absence or an unpaid leave of absence.

15.	What will happen to my Eligible Options if I do not accept the Offer?

Participation in the Offer is entirely voluntary. If you do not accept the Offer, your Eligible Options will remain outstanding in accordance with their terms.

16.	Will I be eligible to receive future grants of options and SARs under the Company’s stock incentive plans?

Yes. Regardless of whether you accept the Offer, you will continue to be eligible (for as long as you remain employed by the Company or one of its subsidiaries) for additional award grants as determined by the Company in its sole discretion.

17.	Is there any tax consequence to my participation in the Exchange Program?

If you exchange your Eligible Options for New Options, you will not be required under current law to recognize income for United States federal income tax purposes at the time of the Exchange Program or at the date that the New Option is granted. See the responses to Questions 37-46 below for more information on the tax consequences of the New Options.

Description of Terms and Conditions of New Options

This section provides important information regarding the New Options to be granted as part of the Offer. The information in this section is qualified in its entirety by the provisions set forth in the form of award agreement that will evidence each grant of New Options (the “New Option Agreement”), and by the provisions set forth in our 2019 Plan. We will provide you with your New Option Agreement promptly following the Expiration Date of the Offer.

All of the New Options will be granted under, and subject to the terms and conditions of, our 2019 Plan. This is the case regardless of whether your Cancelled Options were granted, in whole or in part, under any other stock plan. You may obtain a copy of our 2019 Plan by request without charge from the Company by contacting Scott Sweeney at ssweeney@lionsgate.com. The 2019 Plan has also been filed as an exhibit to the Schedule TO filed with the SEC with respect to the Offer and may be obtained by visiting our website at www.lionsgate.com and clicking on “Investors – Financial Reports.” The Schedule TO is also available from the SEC (see “Additional Information; Incorporation of Documents by Reference” section below). A copy of the Prospectus for the 2019 Plan is attached as Attachment A to this Offer Circular. Copies of the forms of New Option Agreement that will be used in connection with the Exchange Program are attached as Attachments B and C to this Offer Circular. You should read our 2019 Plan and all applicable attachments to this Offer Circular.

Terms of the New Options.

18.	What type of award will my New Option be?

If you timely accept the Offer and you remain employed with the Company or one of its subsidiaries through the expiration date of the Offer, the Eligible Options that you tender for exchange will terminate at the time the Offer expires. You will then be granted a New Option in exchange for your Cancelled Options as of the New Option Grant Date. Each New Option that you receive will be the same type of award (i.e., a stock option or SAR) and will cover the same class of our common shares (i.e., Class A Voting Shares or Class B Non-Voting Shares) as the Eligible Option that you surrender in exchange for that New Option. The New Options will be granted under our 2019 Plan and will be subject to the terms of the plan and the award agreement that evidences the New Option.

19.	How will the number of shares subject to my New Option be calculated?

The total number of shares subject to your New Option will be determined by dividing the number of shares subject to the Eligible Option you surrender in the Offer by the applicable Exchange Ratio and rounding down to the nearest whole share. The Exchange Ratios for each of the Eligible Options are set forth above in tables on pages 5 and 6 of this Offer Circular.

The Exchange Ratios were determined by calculating the Black-Scholes value of each outstanding Eligible Option and of each New Option that would be issued for an Eligible Option tendered for exchange in the Offer. Black-Scholes is a mathematical formula used to calculate the theoretical present value of a stock option or SAR using variables such as stock price, exercise price, volatility, and expected option term. The stock price used in the Black-Scholes valuation of both Eligible Options and

New Options for the Exchange Program was the closing price of the applicable class of our common shares on April 7, 2020 (which was $5.72 per share for the Class A Voting Shares and $5.32 per share for the Class B Non-Voting Shares), and we otherwise used the same assumptions and methodology to determine the Black-Scholes values for the Exchange Program as we use in valuing options and SARs for purposes of our financial reporting. The Compensation Committee’s objective was to establish Exchange Ratios that would result in the grant of New Options in the Exchange Program that, both individually and in the aggregate, have a fair value that is approximately 95% of the fair value of the Eligible Options exchanged by Eligible Employees in the Offer.

Because the Black-Scholes valuations used in establishing the Exchange Ratios were calculated as of April 9, 2020 (using our closing stock price on April 7, 2020) are based on assumptions that the Company has made, and yield only approximate theoretical values, it is possible that the “value” of your Eligible Options may be more than, less than, or equal to 95% of the “value” of the New Option that you will be granted in exchange for those Eligible Options if you accept the Offer. You must determine, based on your own set of facts and circumstances (taking into consideration, without limitation, the vesting schedule that will apply with respect to the New Option and your own assumptions as to future Company stock prices) whether you are better off exchanging or holding your Eligible Options. The Exchange Ratios are fixed. Assumptions used in a Black-Scholes valuation model include stock price and volatility. The Exchange Ratios will not be adjusted for any changes in the price of Class A Voting Shares or Class B Non-Voting Shares, or for any changes in the underlying volatility or other assumptions.

In general, if we increase or decrease the number, or change the rights and privileges, of our outstanding common shares by payment of a stock dividend, stock split or other distribution upon the shares that is payable in common shares, or through a subdivision, combination, consolidation, reclassification or recapitalization involving our outstanding common shares, we will proportionately adjust the number, rights and privileges of the securities to be subject to New Options as if they had been outstanding under our 2019 Plan on the date that any of these events occur. The mere issuance of additional shares by the Company in an acquisition or other transaction or the mere payment of an ordinary cash dividend, however, typically would not result in any such adjustment.

20.	What will the exercise price and term of my New Option be?

Each New Option will have an exercise price equal to the closing price of a Class A Voting Share (in the case of a New Option covering Class A Voting Shares) or Class B Non-Voting Share (in the case of a New Option covering Class B Non-Voting Shares) on the New Option Grant Date and a maximum term of seven (7) years as measured from the New Option Grant Date.

21.	When will my New Option vest?

Your New Options will be completely unvested at the time they are granted and will become vested on the basis of your continued employment with us or any of our subsidiaries. Your New Options will be scheduled to vest in annual installments over two years after the New Option Grant Date or, if later, on the applicable vesting date(s) of the Cancelled Option you exchanged for that New Option. The minimum vesting period of two years will apply to New Options even if they are granted in exchange for Cancelled Options that are otherwise fully vested or would otherwise vest more rapidly than over that two-year period. In addition, any performance-based vesting requirements that apply to the Cancelled Option at the time the Offer expires will apply to the corresponding New Option (with performance being measured over the same periods as provided in the Cancelled Option). In no event will any portion of a New Option be scheduled to vest earlier than the original vesting date of the corresponding portion of the exchanged Cancelled Option. If your Cancelled Option is currently subject to accelerated vesting upon certain terminations of your employment or in connection with a “change in control” of the Company, such accelerated vesting provisions will continue to apply to the same extent to the New Option you receive in exchange for that Cancelled Option.

22.	What happens if I quit, die, retire, or if the Company terminates my employment?

In general, any New Options you receive under the Exchange Program that are unvested when you cease to be employed with us or one of our subsidiaries will terminate upon the termination of your employment (unless the termination triggers any rights to accelerated vesting you may have in connection with the termination as referred to in Question 21 or as otherwise may be provided by the Compensation Committee). To the extent your New Option is vested when you terminate employment, you will generally have six months following your termination to exercise your vested New Option, provided that if you meet certain age and service requirements and your employment terminates in certain circumstances described in the New Option Agreement, you may have up to three years to exercise your vested New Option after your termination. However, in no event will you be able to exercise any portion of your New Option after the end of its seven-year maximum term described in Question 20.

23.	What effect will a change of control of the Company have on my New Options?

If there is a change in control of the Company, outstanding awards granted under the 2019 Plan (including any then-outstanding New Options) will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of stock options and SARs, exercisable. Any stock options or SARs that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As provided in the 2019 Plan, the Compensation Committee may make certain proportionate adjustments to the exercise price and number of common shares subject to your New Options upon the occurrence of certain corporate transactions and other events.

General Provisions of the 2019 Plan

24.	Is the 2019 Plan a “qualified” plan or subject to ERISA?

No. The 2019 Plan is not qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended, and it is not subject to ERISA.

25.	How will the New Options be administered?

The 2019 Plan provides that it may be administered by the full Board or by a committee appointed by the Board. The Board has delegated general administrative authority over the 2019 Plan, including the power to grant awards, to the Compensation Committee of the Board. Each Compensation Committee member is appointed by the Board, serves at the pleasure of the Board, and remains in office until his or her successor is elected. Members of the Compensation Committee may be removed by a majority of the Board at any time and are identified in the Company’s annual proxy statement. The Compensation Committee has approved the issuance of the New Options in the Exchange Program.

26.	Can the 2019 Plan or my New Options be amended or terminated?

The Board or the Compensation Committee has the authority to amend, suspend and discontinue the 2019 Plan subject to any shareholder approval that is required by applicable law or listing exchange rule. The Board or the Compensation Committee may amend outstanding awards under the 2019 Plan, provided that any amendment that is materially adverse to the holder of the award requires the holder’s consent.

Decisions of the Board or the Compensation Committee with respect to the 2019 Plan and/or amounts payable under the 2019 Plan are final, conclusive and binding on all parties.

Other Provisions; Administration

This section describes certain other aspects of the Offer, including the fact that the Offer does not confer any employment rights, certain administrative information regarding the Offer and, since the Company is making the Offer, certain information about the Company.

27.	Does the Offer give me any rights to continued employment by the Company?

No. The Offer does not have any effect on your employment status or give you any right to continued employment with the Company or any of its affiliates. You will remain an at-will employee regardless of whether you elect to participate in the Exchange Program. That means that you are not guaranteed employment for any period of time.

If we sell a subsidiary or any other event or transaction occurs that results in an affiliate or subsidiary of the Company not continuing as such an affiliate or subsidiary after the event or transaction, and you are employed by the affected affiliate or subsidiary, you will be deemed to have terminated employment with the Company for purposes of the Exchange Program and your New Option unless, immediately after the event or transaction, you are otherwise employed by the Company or another entity that is then a Company subsidiary or affiliate.

28.	How do I make a claim for payment of other benefits I may be owed?

If you accept the Offer, you generally will not have to take any other action to receive the grant of a New Option in exchange for your Cancelled Options. We will provide you with a New Option Agreement evidencing your New Option promptly after the expiration date of the Offer. If, however, you believe that you are being denied a benefit to which you are entitled, you should file a request that sets forth the reasons for your claim to:

Adrian Kuzycz

Executive Vice President and Associate General Counsel

e-mail: akuzycz@lionsgate.com

29.	Who will administer and pay the costs of administering the Exchange Program?

We will make all administrative decisions regarding the Exchange Program. Without limiting that authority, we have the authority, in our sole discretion, to determine all questions as to form of documents and the validity, eligibility, and acceptance of any election to participate in the Offer. Our determination on these matters will be final and binding on all persons although participants in the Offer may challenge our determination in a court of competent jurisdiction. We reserve the right to waive any condition of the Offer. We are not obligated to give any notice of any defects or irregularities in Election Forms (including any Notice of Change of Election you may file), nor will anyone incur any liability if you fail to return a valid Election Form.

We will pay the expenses of administering the Exchange Program and the grant of New Options.

We will not retain, nor will we pay any fees or commissions for, any broker, dealer, or other person to solicit elections to accept the Offer. Any such solicitation is prohibited.

30.	What is the price of our common shares?

Our Class A Voting Shares and Class B Non-Voting Shares are traded on the NYSE under the symbols “LGF-A” and “LGF-B,” respectively. On April 7, 2020, the closing sale price of a Class A Voting Share on the NYSE was $5.72, and the closing sale price of a Class B Non-Voting Share on the NYSE was $5.32. The following table presents the highest and lowest closing sales prices per share of our Class A Voting Shares and Class B Non-Voting Shares on the NYSE for the periods indicated:

Period	Class A Voting Shares		Class B Non-Voting Shares
	High	Low	High	Low
Fiscal Year Ending March 31, 2021:
First Quarter (to April 7, 2020)	$6.55	$5.15	$6.09	$4.76
Fiscal Year Ended March 31, 2020:
First Quarter	17.39	11.38	16.55	10.76
Second Quarter	13.42	8.63	12.56	8.15
Third Quarter	10.95	7.65	10.60	7.21
Fourth Quarter	11.52	4.18	10.85	3.87
Fiscal Year Ended March 31, 2019:
First Quarter	27.88	21.54	26.51	19.97
Second Quarter	26.30	21.57	24.68	20.14
Third Quarter	25.25	13.63	23.93	12.85
Fourth Quarter	19.00	14.62	18.04	13.92

You should obtain a current price quotation for the Company’s common shares.

31.	What information is available regarding the Company?

The Company is making the Offer. The first major new studio in decades, the Company is a global content leader whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world. The Company’s film and television properties also support a global network of location-based entertainment and other branded attractions as well as its video game business. The Company’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global sales and distribution infrastructure. The Company’s brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of its worldwide consumer base.

We were incorporated in British Columbia in July 1997. Our corporate headquarters are located at 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8 and 2700 Colorado Avenue, Santa Monica, California 90404, and our telephone number is (877) 848-3866. Our website can be found at www.lionsgate.com.

Attachment D to this Offer Circular summarizes certain of our consolidated financial data. Additional information about us, including certain more detailed financial statements, is available from the documents referred to and incorporated by reference under “Additional Information: Incorporation of Documents by Reference” below.

32.	How many Eligible Options are there?

The Offer is being made only with respect to your Eligible Options that are outstanding as of the expiration time of the Offer. The following table presents, as of April 9, 2020, the total number of our Class A Voting Shares and Class B Non-Voting Shares that were then outstanding, the total number of such securities that were subject to all then-outstanding awards under our equity incentive plans (including detail on the number of such awards that were options or SARs), and the total number of such securities that were then subject to Eligible Options:

Total Number of Class A Voting Shares Outstanding	82,961,496
Total Number of Class A Voting Shares Subject to Outstanding Awards Under All Equity Compensation Plans	7,182,553
Total Number of Class A Voting Shares Subject to Outstanding Options and SARs Under All Equity Compensation Plans	7,156,823
Total Number of Class A Voting Shares Subject to Outstanding Eligible Options	1,179,921

Total Number of Class B Non-Voting Shares Outstanding	136,493,990
Total Number of Class B Non-Voting Shares Subject to Outstanding Awards Under All Equity Compensation Plans	34,437,674
Total Number of Class B Non-Voting Shares Subject to Outstanding Options and SARs Under All Equity Compensation Plans	30,102,381
Total Number of Class B Non-Voting Shares Subject to Outstanding Eligible Options	5,107,626

Based on the number of Eligible Options outstanding on April 9, 2020 set forth in the tables above and assuming 100% participation by Eligible Employees, New Options that cover approximately 123,607 Class A Voting Shares and New Options that cover approximately 861,364 Class B Non-Voting Shares would be issued in exchange for the cancellation of those Eligible Options.

33.	How does the Offer relate to the Company’s directors and executive officers?

The Company’s executive officers and directors are not eligible to participate in the Offer. As of April 9, 2020, our executive officers and directors held options and SARs under our equity incentive plans that covered 5,636,982 of our Class A Voting Shares and 10,133,915 of our Class B Non-Voting Shares. Such awards represented approximately 78.8% of the Class A Voting Shares subject to all of our outstanding options and SARs under those plans as of that date and approximately 33.6% of the Class B Non-Voting Shares subject to all of our outstanding options and SARs under those plans as of that date. The following table shows the number of options and SARs held by each of our executive officers and directors as of April 9, 2020 and the percentage of the total number of our outstanding options and SARs represented by these awards:

Name	Position	Shares Subject to All Company Options and SARs Covering Class A Voting Shares		Shares Subject to All Company Options and SARs Covering Class B Non-Voting Shares
		Number	Percentage	Number	Percentage
Jon Feltheimer	Chief Executive Officer, Director	3,021,721	42.2%	3,689,966	12.2%
Michael Burns	Vice Chairman, Director	2,140,825	29.9%	2,683,935	8.9%
James W. Barge	Chief Financial Officer	194,380	2.7%	2,484,837	8.2%
Brian Goldsmith	Chief Operating Officer	280,056	3.9%	1,169,363	3.9%
Corii D. Berg	EVP and General Counsel	0	0%	105,814	0.4%
Gordon Crawford	Director	0	0%	0	0%
Arthur Evrensel	Director	0	0%	0	0%
Emily Fine	Director	0	0%	0	0%
Michael T. Fries	Director	0	0%	0	0%
Sir Lucian Grange	Director	0	0%	0	0%
Susan McCaw	Director	0	0%	0	0%
Yvette Ostolaza	Director	0	0%	0	0%
Mark H. Rachesky, M.D.	Chairman of the Board	0	0%	0	0%
Daniel Sanchez	Director	0	0%	0	0%
Daryl Simm	Director	0	0%	0	0%
Hardwick Simmons	Director	0	0%	0	0%
David M. Zaslav	Director	0	0%	0	0%

The address of each director and executive officer is c/o Lions Gate Entertainment Corp., 2700 Colorado Avenue, Santa Monica, California 90404.

Please see our proxy statement for our annual meeting of shareholders held on September 10, 2019 for more information regarding the compensation of our directors and executive officers and the amount of the Company securities that our directors and executive officers beneficially owned, for periods or as of the dates set forth in that document. The proxy statement is available upon request as described below under “Additional Information; Incorporation of Documents by Reference.”

Except as described below, there were no stock award or stock transactions involving the directors and executive officers of the Company within sixty (60) days prior to the commencement of the Offer:

•	On March 11, 2020, Yvette Ostolaza purchased 8,802 of our Class A Voting Shares on the open market at a price of $5.73 per share.

•	On March 11, 2020, Brian Goldsmith had 5,557 of our Class B Non-Voting Shares withheld by the Company to satisfy certain tax withholding obligations upon the vesting of an equity award at a price of $5.73 per share.
•	On March 13, 2020, Mark H. Rachesky, M.D. purchased 308,298 of our Class A Voting Shares on the open market at a weighted average price of $4.8265.
•	On March 16, 2020, Mark H. Rachesky, M.D. purchased 266,009 of our Class A Voting Shares on the open market at a weighted average price of $4.7293.
•	On March 17, 2020, Mark H. Rachesky, M.D. purchased 215,013 of our Class A Voting Shares on the open market at a weighted average price of $4.8352.
•	On April 1, 2020, we granted shares to certain of our non-employee directors listed below in lieu of cash for their director fees in the amounts set forth below (at a per-share price of $6.08 for Class A Voting Shares and a per-share price of $5.64 for Class B Non-Voting Shares):
o	Arthur Evrensel was granted 1,252 of our Class A Voting Shares and 1,350 of our Class B Non-Voting Shares as director fees; subsequently, Mr. Evrensel had 97 of our Class A Voting Shares and 104 of our Class B Non-Voting Shares withheld by the Company to satisfy certain tax withholding obligations upon the grant and vesting of these shares.
o	Gordon Crawford was granted 2,467 of our Class A Voting Shares and 2,660 of our Class B Non-Voting Shares.
o	Emily Fine was granted 2,286 of our Class A Voting Shares and 2,465 of our Class B Non-Voting Shares.
o	Susan McCaw was granted 1,143 of our Class A Voting Shares and 1,232 of our Class B Non-Voting Shares.
o	Yvette Ostolaza was granted 1,186 of our Class A Voting Shares and 1,279 of our Class B Non-Voting Shares.
o	Mark H. Rachesky, M.D. was granted 6,973 of our Class A Voting Shares and 7,518 of our Class B Non-Voting Shares.
o	Daniel Sanchez was granted 1,143 of our Class A Voting Shares and 1,232 of our Class B Non-Voting Shares.
o	Daryl Simm was granted 1,349 of our Class A Voting Shares and 1,454 of our Class B Non-Voting Shares.
o	Hardwick Simmons was granted 1,451 of our Class A Voting Shares and 1,565 of our Class B Non-Voting Shares.

Except as otherwise described in this Offer Circular or in our filings with the SEC, and other than outstanding stock options and other stock awards granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, after making reasonable inquiry, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

34.	What are the general accounting consequences to the Company of the Exchange Program?

We would recognize as a compensation expense the incremental cost of each New Option granted pursuant to the Exchange Program. The incremental compensation cost will be equal to the excess, if any, of the fair value of the New Option, measured as of the date the award is granted, over the fair value of the Eligible Option cancelled in exchange for the New Option, measured immediately prior to the cancellation of the award. This incremental compensation cost will be recognized ratably over the vesting period of the New Option. In the event that any New Option terminates without vesting, the compensation cost for the unvested portion of the terminated award will not be recognized.

35.	Is the Company contemplating any other transactions?

We must disclose whether we are contemplating certain types of transactions in connection with the Offer. We may from time to time seek to retire or purchase our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. On February 2, 2016, our Board authorized to increase our previously announced share repurchase plan from $300 million to $468 million. As of December 31, 2019, approximately $283.2 million of our common shares have been purchased under the plan, leaving approximately $184.7 million of authorized potential purchases. The remaining $184.7 million of our common shares authorized under the plan may be purchased from time to time at our discretion, including quantity, timing and price thereof, and will be subject to market conditions. Such purchases will be structured as permitted by securities laws and other legal requirements.

Except as otherwise disclosed in this Offer Circular, and while we reserve the right to contemplate and effect any of these transactions from time to time, we currently have no plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;
•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;
•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;
•	any change in our present Board or executive officers, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on our Board or to change any material term of the employment contract of any executive officer;
•	any other material change in our corporate structure or business;
•	our common shares being delisted from a national securities exchange;

•	our common shares becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;
•	the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;
•	the acquisition by any person of any of our securities or the disposition of any of our securities (other than as a result of the exercise of stock options or the payment of other awards granted under our incentive compensation plans); or
•	any changes in our charter, bylaws of other governing instruments or any actions that could impede the acquisition of control of the Company.
36.	Are there any regulatory requirements or other approvals that the Company must comply with or obtain?

We are not aware of any material pending or threatened legal actions or proceedings relating to the Offer. We are not aware of any margin requirements or antitrust laws applicable to the Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and issuance of New Options as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of the New Options as contemplated in the Offer. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek the required approval or take other required action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept surrendered Eligible Options for exchange and to issue New Options would be subject to obtaining any required governmental approval.

U.S. Federal Income and Employment Tax Consequences

Questions 37 through 46 below discuss the material United States federal income and employment tax considerations that relate to the Exchange Program. This discussion is based on present United States federal tax laws and regulations, and is not a complete description of the United States federal tax laws. You may also be subject to certain state and local, franchise and other taxes that are not described below. Gift and estate taxes are also beyond the scope of the following discussion.

We cannot and do not guarantee any particular tax consequences. You should consult your own tax advisor with respect to the application of the general principles discussed in this Prospectus to your particular situation and the impact of foreign, state, local, estate and/or gift taxes.

The Company may withhold any amounts required by law (including U.S. federal, state or local, or foreign, income, employment or other taxes) to be withheld with respect to the Exchange Program and the New Options. See Questions 42 and 46 below for more information.

Options

37.	Will the New Options granted under the Exchange Programs as stock options (as opposed to SARs) be treated as nonqualified stock options or incentive stock options for US tax purposes?

In accordance with the Company’s current grant practices, all stock options issued pursuant to the Exchange Program will be treated as nonqualified stock options (“NQSOs”) for US tax purposes.

38.	Will the issuance of NQSOs to me under the Exchange Program be taxable to me?

No. The cancellation of your Eligible Options and the issuance of new NQSOs under the Exchange Program in exchange for your cancelled Eligible Options will not be taxable to you.

39.	Will the exercise of my NQSOs be taxable to me?

When you exercise a NQSO, you will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares at the time of exercise (this difference is also called the option’s “spread”) and withholding taxes will be imposed. The Company will receive a corresponding tax deduction at that time.

For example: Assume that you exercise a NQSO to acquire 100 Class A voting common shares, that the exercise price of the NQSO is $10 per share and that the fair market value of a Class A voting common share at the time of exercise is $20. You will recognize $1,000 of ordinary income in connection with the exercise. (The per share spread is $10, $10 multiplied by the 100 shares acquired equals $1,000.)

40.	When I sell stock acquired on exercise of my NQSOs, what is my tax?

Generally, your basis in shares acquired on exercise of a NQSO is equal to the fair market value of the shares on the date they are acquired, and, upon subsequent disposition, any further gain or loss is taxable as either short-term or long-term capital gain or loss, depending on how long you hold the shares. Long-term capital gain or loss treatment is generally available only for shares owned for more than twelve months. The holding period commences on the date you acquire the shares, not the date the option is granted to you.

For example: Assuming the same facts as in the example in the response to Question 40 above, your basis in the 100 shares acquired would be $20 per share. If you later sell the shares for $28 per share, the additional $8 gain per share will be taxable to you as either a short-term or long-term capital gain, depending on how long you held the shares.

41.	What are the tax withholding requirements with respect to my NQSOs?

Upon the exercise of a NQSO (other than by a person who is not an employee and was not an employee at the time the option was granted), the Company will be required to withhold federal income and employment taxes. Typically, federal income taxes will be withheld at the supplemental wage-withholding rate (currently 22% for supplemental wages up to $1,000,000 and 37% thereafter). Social Security taxes (to the extent that your compensation has not reached the Social Security wage base limitation for the year of exercise) and Medicare taxes will also be withheld. (There is currently no wage base limitation for Medicare taxes and a special Medicare surtax applies to compensation above certain amounts.) State and local tax withholding may also be required, depending on your state of employment. It is important to note that the amount of federal and/or state income taxes withheld may not be sufficient to cover your actual tax liability and you will be responsible for any shortfall.

Since regular compensation will not typically be sufficient to cover the amount due, you will be required to pay or provide for payment to the Company of the applicable withholding amount. The Company may, in its sole discretion, reduce the number of shares deliverable or other amount payable pursuant to your option to satisfy applicable withholding requirements, or permit you to deliver shares already owned in payment of the applicable withholding requirements at the then market value of the shares. More likely, the Company will require you to pay or provide for the cash payment of such withholding amounts.

SARs

42.	Will the issuance of SARs to me under the Exchange Program be taxable to me?

No. The cancellation of your Eligible Options and the issuance of new SARs under the Exchange Program in exchange for your cancelled Eligible Options will not be taxable to you.

43.	Will the exercise and payment of my SARs be taxable to me?

Yes, you will generally recognize ordinary income for any payment you receive upon exercise of your SARs. The amount of income you recognize will equal the fair market value of the common shares delivered to you in payment of your SARs (or the amount you receive in the event your SARs are settled in cash). The Company is generally entitled to a deduction for the amount of ordinary income you recognize.

For example: Assume that you exercise a SAR award with respect to 100 Class A voting common shares, that the base price of the SARs is $10 per share and that the fair market value of a Class A voting common share at the time of exercise is $20. You will be entitled to receive a payment of $1,000, and you will recognize $1,000 of ordinary income in connection with the exercise. (The per share spread is $10, $10 multiplied by the 100 shares subject to the SAR exercise equals $1,000.) If the SARs are settled in Class A shares, you would receive 50 Class A shares in payment of your SARs (the $1,000 payment on exercise of your SARs, divided by the $20 fair market value of the shares at the time of payment).

44.	When I sell stock acquired on exercise of my SARs, what is my tax?

Generally, your tax “basis” in any shares that you acquire on exercising SARs will be the amount of income you recognize at the time the shares are delivered. When you dispose of the shares, any further gain (or loss) is taxable as either short-term or long-term capital gain (or loss), depending on how long you actually hold the shares. Long-term capital gain rates generally apply to property held for more than twelve months. The holding period commences on the date you acquire the shares, not the date the SARs are granted to you.

For example: Assume the same facts as in the example to Question 44 above. Your basis in the 50 Class A shares you acquired on exercising your SARs is $20 per share. If you later sell the shares for $28 per share, the additional $8 gain per share will be taxable to you as either short-term or long-term capital gain, depending on how long you held the shares.

45.	What are the tax withholding requirements with respect to my SAR payment?

The Company must withhold federal income and employment taxes when your SARs are paid (unless you are not an employee at the time of payment and were not an employee at the time your SARs were granted). See Question 42 above for information on the applicable tax withholding rates. Subject to applicable legal, listing, and other regulatory requirements, the Company’s withholding obligations will generally be satisfied in the case of a stock payment by reducing the number of shares otherwise deliverable to you. In the event that the Company cannot legally satisfy its withholding obligations by reducing the number of shares, or in the event of a cash payment or any other withholding event in respect of your SARs, the Company may require you (or your beneficiary) to pay this withholding obligation directly, or it may deduct this amount from any amounts (including your compensation) otherwise payable to you.

General

46.	Could a change in tax law affect my benefits?

Yes. The relevant tax laws are subject to change at any time, and these changes may be retroactive to before the date of enactment. These changes may have a material effect on the benefit you expect to receive by electing to participate in or by not electing to participate in the Exchange Program.

Additional Information;

Incorporation Of Documents By Reference

If you have any questions with respect to the Offer, the New Options, or any other matters discussed in this Offer Circular, please contact Adrian Kuzycz at the e-mail address given on page 3.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company has also filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Offer. This Offer Circular does not contain all of the information included in the Schedule TO and its exhibits. The SEC maintains a website at http://www.sec.gov which provides on-line access to the reports, proxy and other information statements filed electronically by the Company with the SEC.

This Offer Circular incorporates important business and financial information about the Company from documents filed with the SEC that are not included in or delivered with this Offer Circular. The SEC permits us to “incorporate by reference” important information by referring you to another document filed separately with the SEC. This means that the information incorporated by reference is deemed to be part of this Offer Circular, unless superseded by information contained directly in this Offer Circular or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later. Specifically, this Offer Circular incorporates by reference the documents set forth below, all of which have previously been filed with the SEC:

•	The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2019, filed with the SEC on May 23, 2019 (SEC File No. 001-14880).
•	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2019, September 30, 2019 and December 31, 2019, filed with the SEC on August 8, 2019, November 7, 2019, and February 6, 2020, respectively (each, SEC File No. 001-14880).
•	The Company’s Current Reports on Form 8-K filed with the SEC on June 21, 2019, September 13, 2019, October 2, 2019, December 17, 2019, December 20, 2019 and April 3, 2020 (each, SEC File No. 001-14880).
•	The description of the Company’s Class A Voting Shares and Class B Non-Voting Shares contained in its Registration Statement on Form S-4, filed with the SEC on August 1, 2016 (SEC File No. 333-212792), and any other amendment or report filed for the purpose of updating such description.

You can obtain any of the documents incorporated by reference through our website at www.lionsgate.com and clicking on “Investors – Financial Reports,” or from the SEC as described above, or from us at no cost by directing a written or oral request to us at Lions Gate Entertainment Corp., 2700 Colorado Avenue, Santa Monica, California 90404, Attn.: Investor Relations. Except for the documents described above, information on our website is not otherwise incorporated by reference into this Offer Circular.

If you would like to request documents from us, please see that your request is received by Adrian Kuzycz at akuzycz@lionsgate.com or Scott Sweeney at ssweeney@lionsgate.com no later than five (5) business days before the expiration of the Offer so that you have them prior to the expiration date of the Offer.

You should rely only on the information in this Offer Circular and its attachments or incorporated by reference into this Offer Circular. No one has been authorized to provide you with different information. You should not assume that the information contained in this Offer Circular is accurate as of any date other than the date on the cover page. We are not making any offer to purchase securities (or soliciting any offer to sell any securities in any state where it is unlawful to do so).

ATTACHMENT A

PROSPECTUS FOR 2019 PERFORMANCE INCENTIVE PLAN

The Prospectus for the 2019 Plan included as Attachment A to the Offer Circular is incorporated herein by reference. If you need another copy of the Prospectus for the 2019 Plan, contact Scott Sweeney at ssweeney@lionsgate.com.

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

22,845,317 Shares

LIONS GATE ENTERTAINMENT CORP.

Class A Voting Shares and

Class B Non-Voting Shares

(no par value )

LIONS GATE ENTERTAINMENT CORP.

2019 PERFORMANCE INCENTIVE PLAN

The Class A Voting Shares and the Class B Non-Voting Shares are offered pursuant to awards granted to employees and other individuals eligible to participate in the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED

OR DISAPPROVED OF THESE SECURITIES, NOR HAS IT DETERMINED

IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY

REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lions Gate Entertainment Corp. has not authorized anyone to provide you with information that is different from the information contained in the Registration Statements (of which this Prospectus is a part) or the documents which have been incorporated by reference into this Prospectus.

The date of this Prospectus is October 4, 2019

INTRODUCTION

On July 17, 2019, the Board of Directors (the “Board”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia, (the “Company”), adopted the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Plan”). The Company’s shareholders approved the Plan on September 10, 2019.

The Plan initially authorizes a total of up to 8,554,177 Common Shares (as defined below) of the Company for delivery under awards that have been and may be granted under the Plan. The Plan also provides that Common Shares subject to outstanding awards that are forfeited or terminate under the Company’s prior equity incentive plans without shares being issued will become available for issuance under the Plan. The shares deliverable under the Plan may be issued as either Class A voting common shares of the Company or Class B non-voting common shares of the Company, as determined by the Company in its discretion with respect to each particular award (“Common Shares”). Awards authorized by the Plan include options, share appreciation rights, restricted stock, stock bonuses, stock units, performance share awards, and other cash or share-based awards (each an “Award”). The Common Shares delivered under the Plan may be newly-issued shares or shares held by the Company as treasury shares. See the response to Question 7 below for more information regarding the specific number of Common Shares that may be delivered in respect of awards granted under the Plan.

In accordance with the Securities Act of 1933, as amended (the “Securities Act”), on October 4, 2019, the Company (1) filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to register (a) 6,100,000 Common Shares available for delivery under the Plan and (b) an additional 3,771,501 Common Shares that were originally subject to awards granted under certain of the Company’s prior equity incentive plans, became available for issuance under the Company’s 2017 Performance Incentive Plan (the “2017 Plan”) when such awards were forfeited or terminated without shares being issued, and may in the future become available for new awards under the Plan to the extent such shares are not issued under the 2017 Plan (SEC File No. 333-234102) and (2) filed a Post-Effective Amendment No. 1 to Form S-8 Registration Statement (SEC File No. 333-221609) with the SEC to include in such Registration Statement the delivery under the Plan of up to 12,973,816 Common Shares that were originally available for award grant purposes under the 2017 Plan; of which 2,454,177 Common Shares had been available for new award grants under the 2017 Plan as of the date of shareholder approval of the Plan and became available for new awards under the Plan in connection with shareholder approval of the Plan, and of which the remaining 10,519,639 Common Shares may in the future become available for new awards under the Plan to the extent such shares are not issued under the 2017 Plan. This Prospectus is a part of such Registration Statements (the “Registration Statements”).

A copy of the Plan is provided to you with a copy of the agreement (which may be in written or electronic form) evidencing your Award (the “Award Agreement”). If you do not receive a copy of the Plan, in case you lose your copy of the Plan or your Award Agreement, or if you would like to confirm that you have the most recent version of the Plan, you may obtain another copy upon request to our Corporate Secretary at (310) 449-9200 or by written request to our principal executive offices at 2700 Colorado Avenue, Santa Monica, California 90404.

This Prospectus addresses the most frequently asked questions regarding grants of options, share appreciation rights (also known as “SARs”) and stock units under the Plan and is presented to help you understand your rights, the limitations on your rights, and the Company’s rights with respect to these Awards. The information with respect to the Plan, Awards and Award Agreements presented in this Prospectus is only a general summary and is subject to and qualified in its entirety by the provisions of the Plan and your Award Agreement. For specific questions about your Award, you are encouraged to read your Award Agreement and the Plan. If you are granted another type of Award under the Plan (for example, a restricted stock award), the Company will provide you a supplement to this Prospectus with respect to that other Award.

This Prospectus includes examples to illustrate certain aspects of the Plan. The Common Share values that we have used for purposes of the examples are simply assumptions for illustrative purposes. There are no predictions, guarantees, or other assurances of future Common Share values.

If you receive an option grant under the Plan and you elect to exercise that option, you could “lose” your investment (represented by the purchase price that you pay to acquire the shares on exercise of your option) if the value of the Common Shares decreases. See the responses to Questions 13 and 14 below.

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TABLE OF CONTENTS

Information About The Plan	3

Information About Options and SARs	4

Information About Stock Units	7

Information Applicable to Options, SARs and Stock Units	9

Tax Consequences	12

Information About The Company	17

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INFORMATION ABOUT THE PLAN

1.	What is the purpose of the Plan?

The purpose of the Plan is to promote the success of the Company by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Company’s shareholders.

2.	Who administers the Plan?

The Plan provides that it may be administered by the full Board or by a committee appointed by the Board. The appropriate acting body (the Board or a committee) is referred to in this Prospectus as the “Administrator.”

The Board has delegated general administrative authority over the Plan, including the power to grant Awards, to the Compensation Committee of the Board. Each Compensation Committee member is appointed by the Board, serves at the pleasure of the Board, and remains in office until his or her successor is elected. Members of the Compensation Committee may be removed by a majority of the Board at any time and are identified in the Company’s annual proxy statement.

3.	What are the Administrator’s powers and what types of Awards may be granted under the Plan?

Within the limitations of the Plan, the Administrator has the authority and discretion to:

•	select those individuals who will receive Awards,

•	choose the type or types of Awards to be granted to selected individuals,

•	determine the terms that will apply to the Awards granted (including the number of Common Shares that the recipient may be entitled to receive or purchase), which terms may vary from Award to Award,

•	interpret the provisions of the Plan and individual Award Agreements, and

•	generally, take any other action that is contemplated by the Plan or necessary or appropriate in the administration of the Plan or to carry out its purposes.

The Plan gives the Administrator discretion to grant different types of Awards, such as options (incentive as well as nonqualified), share appreciation rights, restricted stock, stock bonuses, stock units, performance share awards, and other cash or share-based awards.

The Plan provides that the decisions of the Administrator are final and binding on all persons.

4.	Who is eligible to participate in the Plan and how is someone selected to receive an Award?

The Administrator is allowed to grant Awards only to those individuals whom it determines to be “Eligible Persons.” Eligible Persons include all officers, directors and employees of the Company or any of its subsidiaries. Eligible Persons also include individual consultants and advisors who render services to the Company or any of its subsidiaries and who are selected by the Administrator for participation in the Plan.

From the group of Eligible Persons, the Administrator, in its discretion, will select those individuals who will receive Awards. One or more Awards may be granted to the same individual, subject to certain Plan limits on the number of shares that can be awarded annually to any one individual.

5.	When does the Plan end?

No new Award may be granted under the Plan after July 16, 2029, but the Board has the discretion to terminate the Plan sooner. When the Plan expires or is terminated, the Awards then outstanding will remain in effect, as will the Administrator’s authority with respect to those Awards. Each Award will terminate on the terms and at the time set forth in the related Award Agreement.

6.	Can the Company amend, suspend or terminate the Plan prior to its expiration date?

The Board has the right to amend, suspend or terminate the Plan at any time. In some instances, depending on the substance of the amendment being proposed, shareholder approval of the amendment may be required under applicable law. No Awards may be granted during any period of suspension of the Plan or after the termination of the Plan.

The Administrator also may make certain amendments to outstanding Awards. However, any suspension or early termination of the Plan or any amendment to the Plan or an Award Agreement may not affect your rights and benefits under your Award in any materially adverse manner without your written consent. Adjustments referred to in Question 36 below will not, however, be deemed amendments and will not require your consent.

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7.	How many shares may be awarded under the Plan?

Initially, a maximum of 8,554,177 Common Shares may be delivered in connection with Awards granted under the Plan (this number equals 6,100,000 Common Shares plus 2,454,177 Common Shares that were available for award grant purposes under the 2017 Plan at the time of shareholder approval of the Plan and thereupon became available for new awards under the Plan). In addition, Common Shares that are subject to awards outstanding under the 2017 Plan, the Company’s 2012 Performance Incentive Plan, the Starz 2016 Omnibus Incentive Plan, or the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) on September 10, 2019 (the date of shareholder approval of the Plan) that expire, or for any reason are forfeited, terminated, or cancelled after that date without the award having been paid or exercised, as the case may be (including shares of restricted stock reacquired by the Company because the shares did not vest), will also be available for new award grants under the Plan. As noted above, the Common Shares under the Plan may be issued as either Class A voting common shares of the Company or Class B non-voting common shares of the Company, as determined by the Administrator in its discretion and set forth in the applicable Award Agreement.

Among other limitations, the Plan also provides that a maximum of 10,000,000 shares may be delivered pursuant to options qualified as incentive stock options.

8.	Is the Plan a “qualified” plan or subject to ERISA?

No. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is the Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

INFORMATION ABOUT OPTIONS AND SARS

9.	What is an option? What is the difference between a nonqualified stock option and an incentive stock option?

An option is a right granted to an individual under the Plan to purchase a specified number of Common Shares at a fixed price. Options are generally subject to certain conditions, such as when and if the option may be exercised (and the time allowed for exercise) following the recipient’s termination of employment with the Company.

If you receive an option, your rights to purchase any Common Shares covered by your option are set forth in the related Award Agreement. Your option is subject to the terms and conditions set forth in the Award Agreement as well as the provisions of the Plan.

The Plan permits the Administrator to grant either or both of the following types of options:

•	Nonqualified stock options (“NQSOs”), and
•	Incentive stock options (“ISOs”).

The principal difference between these types of options is their tax treatment under applicable tax laws. However, the grant of an option intended to be an ISO must be made in compliance with certain tax requirements under the Code. (See the responses to Questions 40 through 45 below for more information concerning the tax consequences of options.) Your Award Agreement will indicate if your option is intended to be an ISO. Otherwise, it will be treated as a NQSO.

10.	What is the “exercise price” of my option?

If you are able and want to exercise your option, the price that you must pay to acquire the shares subject to the option is referred to as the “exercise price” of the option. The exercise price of each option granted under the Plan will be determined by the Administrator at the time of grant and generally cannot be set at less than 100% of the fair market value of the Common Shares on the date of grant. (If you own shares of the Company which represents more than 10% of the total voting power of the Company, the exercise price for any ISOs granted to you must be at least 110% of the fair market value of the Common Shares on the date of grant and the maximum term of the ISOs must be limited to five years.) Your Award Agreement will indicate the exercise price of your option.

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11.	How many shares will I be able to purchase?

Your Award Agreement indicates the total number of shares covered by your option as well as the service, timing and other conditions which must be satisfied before you may exercise any portion of your option.

12.	What are “vesting” and “exercisability”?

Vesting and exercisability represent your ability to realize a benefit from your option. “Vested” and “exercisable” are generally interchangeable terms with respect to options.

The Administrator typically will require a period of continued service before you become vested in any portion of your option. Until an option (or one of its installments) becomes vested, you are not entitled to exercise the option (or the portion of the option that is not yet vested). Vesting typically requires the passage of time, but may also be subject to other conditions. If (and only if) the specified holding period and other conditions of the option are satisfied, the option (or the installment) will vest. The applicable vesting and exercise provisions of your option are set forth in your Award Agreement.

You will continue to have the right to exercise the vested portion of your option until the option expires or terminates. See the response to Question 22 below.

Your Award Agreement specifies if and when you may exercise all (or an installment) of your option while you are employed by or providing services to the Company, or after the termination of your employment or services. Your option typically will not continue to vest following a termination of your employment or services.

13.	Must I buy the Common Shares covered by my option?

If you receive an option, you may be asked to sign an Award Agreement or complete other steps to acknowledge acceptance of your option. If you are asked to sign an Award Agreement or take other steps to accept your option, you will have no rights with respect to the option unless you promptly sign and return the Award Agreement or take the other applicable steps to accept your option. However, you have no obligation to buy any of the shares covered by your option.

To the extent that your option is vested and exercisable, it is completely in your discretion to determine whether you should exercise the option and purchase the underlying shares. If you decide to exercise your option, you will need to satisfy the terms of your option and, once you are ready to purchase the shares, follow the exercise procedures described in your Award Agreement.

14.	Can I lose money by not exercising an option that has vested and become exercisable?

If you do not exercise an exercisable option, you have not invested any money. Therefore, you have not “lost” any money in the ordinary sense. However, if the option is “in the money” (i.e., the market price of the Common Shares exceeds the exercise price of the option) and you can sell the shares, by not exercising and selling you may lose an opportunity to profit. Once you have purchased any shares, your investment in the shares (represented by the price that you paid for the shares) may increase (or decrease) in value depending on, among other factors (a) the strength of the Company’s financial performance, (b) Wall Street’s expectations, and (c) other factors, many of which are beyond the Company’s control, that affect the value of the Common Shares specifically, the industry of which the Company is a part, and/or the stock market generally.

15.	When can I buy the shares covered by my option? Is there a limit on the number of shares that I can buy? What will it cost me?

Your Award Agreement specifies the vesting and exercise provisions applicable to your option. Assuming that an installment of your option has become vested and exercisable, you may buy all or a portion of the shares covered by that installment until the option terminates or expires. You must purchase at least 100 shares each time you exercise a portion of your option, unless the number you purchase is the total number exercisable under your option at that time.

To make a share purchase, you need to follow the option exercise procedures described in the related Award Agreement, the Plan, and any rules that the Administrator may adopt. Before shares will be issued in your name, you will need to:

•	deliver to the Company (or its designee) a written notice stating the number of shares you wish to purchase or complete any electronic exercise procedures that may then be in effect,

•	pay to the Company (or, in accordance with the stock option exercise procedures then in effect, provide for payment of) the full purchase price of the shares that you are buying, which is equal to the per share exercise price of your option multiplied by the number of shares being purchased, and

•	in the case of employees and former employees, pay to the Company (or, in accordance with the stock option exercise procedures then in effect, provide for payment of) an amount equal to the payroll and other taxes required to be withheld by the Company (or any subsidiary).

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See the response to Question 44 below for more information on withholding taxes. You may also call our Corporate Secretary at (310) 449-9200 for information on the amount of withholding, FICA and other taxes that may apply when you exercise an option. You may call our Corporate Secretary at (310) 449-9200 for copies of exercise forms and procedures.

If you fail to deliver (at the same time) the necessary exercise agreement and payment, no shares will be issued to you until you comply with these conditions. If your option expires before these conditions are satisfied, you will lose any value your option may then have.

If the Administrator permits, and you are selling previously owned Common Shares to obtain the money necessary to exercise your option, you may also need to pay a sales commission to the securities broker for the sale and you may incur additional tax liability with respect to any gain on the sale of those shares.

16.	Am I required to use cash to pay for the shares?

In granting your option, the Administrator has the discretion to permit you to pay the exercise price of your option (and related tax liabilities) by any one or more of the following methods:

•	by cash payment (including electronic funds transfer),
•	by check made payable to “Lions Gate Entertainment Corp.,”
•	by a “cashless exercise” arranged through a stock broker, pursuant to procedures approved by the Administrator, or
•	by delivering Common Shares you already own.

The Administrator also may permit you to pay the exercise price and related tax liabilities by a reduction in the number of Common Shares issuable pursuant to your option.

If you are able to use previously owned Common Shares to exercise your option, the shares you deliver to the Company will be valued as of the date that you exercise your option. You will have certain tax consequences resulting from the exchange of shares. See the responses to Questions 43 and 45 below.

The specific method of payment required or permitted to exercise your option is set forth in your Award Agreement. The Administrator may later authorize additional payment alternatives to the extent permitted under the Plan.

17	What is a SAR award?

A SAR award is similar to an option in that the award covers a specified number of Common Shares and has a fixed per-share price (referred to as the “base price” of the SARs and set forth in your Award Agreement) that is determined by the Administrator at the time of grant and generally cannot be set at less than 100% of the fair market value of the Common Shares on the date of grant. However, you are not required to pay a purchase price when the SARs are exercised. Instead, when you exercise SARs, you will be entitled to receive a payment equal to (i) the number of Common Shares to which your exercise relates, multiplied by (ii) the amount by which the fair market value of a Common Share at the time you exercise the SARs exceeds the base price of the SARs. Payment of your SARs may be made in cash or Common Shares, as determined by the Administrator and provided in your Award Agreement.

18.	Do I have to accept my SAR award?

If you receive a SAR award, you may be asked to sign an Award Agreement or complete other steps to acknowledge acceptance of your SARs. If you are asked to sign an Award Agreement or take other steps to accept your SARs, you will have no rights with respect to the SARs unless you promptly sign and return the Award Agreement or take the other applicable steps to accept your Award.

19	How do I exercise my SARs?

Like options, SARs generally may not be exercised until the vesting conditions established by the Administrator for the SAR award are satisfied. The vesting requirements applicable to your SARs are set forth in your Award Agreement and typically involve the passage of time and/or other conditions such as the performance of the Company over a specified period of time. For more information about vesting, see the response to Question 12 above. To the extent that your SARs are vested and exercisable, it is completely in your discretion to determine whether you should exercise the SARs. To exercise your vested SARs, you need to follow the SAR exercise procedures described in the related Award Agreement, the Plan, and any rules that the Administrator may adopt. The procedures for exercising SARs are generally the same as those for exercising options described in Question 15 except that, as noted above, you do not need to pay an exercise price.

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20.	Can I lose money by acquiring shares when the SARs are paid?

You could lose money if the value of the shares you receive in payment of your SARs falls below the amount of any taxes that you paid for the shares. The fair market value of the Common Shares may increase (or decrease) in value depending on, among other factors, (a) the strength of the Company’s financial performance, (b) Wall Street’s expectations, and (c) other factors, many of which are beyond the Company’s control, that affect the value of the Common Shares, the industry of which the Company is a part and/or the stock market generally.

21.	What happens if I don’t exercise my option or SAR before it expires or terminates?

You must take affirmative steps to exercise your option or SAR award. Once your option or SAR award expires or terminates, you no longer have any rights to purchase the shares covered by the option or receive any payment with respect to the SARs. The Company has no obligation to warn you of an impending expiration or termination of your option or SARs.

22.	When does an option or SAR award expire?

Your Award Agreement specifies the term of your option or SAR award. Generally, the maximum term allowed for an option or SAR award is 10 years and the Administrator has the discretion to fix the term within this limitation. An option or SAR award may terminate earlier than its fixed expiration date in the event you are no longer employed by the Company or upon certain other events which affect the Company. See the responses to Questions 29 and 36 below.

23.	Am I the only one who can exercise my option or SARs?

Generally speaking, yes. If you die or become totally disabled, your beneficiary or legal representative, as the case may be, may exercise your rights and benefits under your option or SARs.

INFORMATION ABOUT STOCK UNITS

24.	What is a stock unit?

A “Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Share of the Company. Your Award Agreement will set forth the number of Stock Units covered by your award and the other terms and conditions of your award.

Stock Units that become vested are generally payable in an equivalent number of Common Shares. However, the Administrator may provide in your Award Agreement for vested Stock Units to be settled in cash based on the value of a Common Share at the time of payment. The vesting requirements applicable to your Stock Units are set forth in your Award Agreement and typically involve the passage of time and/or other conditions such as the performance of the Company over a specified period of time. For more information about vesting, see the response to Question 12 above.

25.	Do I have to pay anything to receive a Stock Unit award?

No.

26.	Do I have to accept my Stock Unit award?

No. You have no obligation to accept your award. However, in order for your award to be effective, you must timely sign the applicable Award Agreement or complete other steps to acknowledge acceptance of your award. You will have no rights with respect to the Stock Unit award if the Award Agreement is not timely signed and returned to the Company or if you do not take the other applicable steps to accept your award.

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27.	Can I lose money by acquiring shares when the Stock Units are paid?

You could lose money if the value of the shares you receive in payment of your Stock Units falls below the amount of any taxes that you paid for the shares. The fair market value of the Common Shares may increase (or decrease) in value depending on, among other factors, (a) the strength of the Company’s financial performance, (b) Wall Street’s expectations, and (c) other factors, many of which are beyond the Company’s control, that affect the value of the Common Shares, the industry of which the Company is a part and/or the stock market generally.

28.	Am I entitled to voting or dividend rights on my Stock Units?

You generally will not have voting or dividend rights with respect to any Stock Units until they are actually paid to you as Common Shares. However, if the Company pays an ordinary cash dividend on its outstanding Common Shares, your award may include the right to receive “dividend equivalents” with respect to any unpaid Stock Units you hold (whether vested or not) as of the applicable record date for the dividend payment. A “dividend equivalent” is generally a credit of an additional number of Stock Units equal to (i) the per share cash dividend paid by the Company on its Common Shares on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited to you under your award) subject to your award as of the related dividend payment record date, divided by (iii) the fair market value of a Common Share on the date of payment of such dividend. If your Stock Units include dividend equivalent rights, your Award Agreement will specify the terms and conditions of these rights.

INFORMATION APPLICABLE TO OPTIONS, SARS AND STOCK UNITS

29.	What happens if I quit, die, retire, or become disabled, or if the Company terminates me?

If you hold an option or SAR award, your option or SARs will generally terminate upon the termination of your employment with the Company and its subsidiaries. The Administrator may provide in the applicable Award Agreement that your option or SARs will continue to be exercisable, to the extent that the Award is vested at the time your employment terminates, for a limited period of time following the termination of your employment. In general, following a termination of your employment for any reason, your option or SARs will continue to be exercisable to the extent that the Award has vested for a six-month period following the termination. However, your option or SARs generally will not remain exercisable (whether vested or not) if your employment is terminated for cause. In addition, your Award Agreement may provide for shorter or longer periods in which to exercise your Award following a termination of your employment (for example, an extended period to exercise your option or SARs if your employment terminates due to your retirement) and may provide for accelerated vesting of your option or SARs on certain terminations of your employment. For questions concerning the specific post-termination provisions of your option or SARs, you should review your Award Agreement.

If you hold a Stock Unit award, your Stock Units will generally terminate (without payment) to the extent they are not vested at the time your employment with the Company and its subsidiaries terminates. Your Award Agreement, however, may provide for accelerated vesting of your Stock Units on certain terminations of your employment. For questions concerning the specific post-termination provisions of your Stock Unit award, you should review your Award Agreement.

Unless your Award Agreement provides otherwise, you generally will not be entitled to proportionate vesting based on employment or service between specified vesting dates. Absences from work caused by military service, authorized sick leave or other leaves of absence approved in writing by the Company typically will not constitute a termination of service; but your Award will not necessarily continue to vest during the period of your absence. Again, for questions concerning the specific post-termination provisions of your Award, you should review your Award Agreement.

You should also note that applicable tax rules may limit the time that an ISO can be exercised following a termination of employment. That is, the Code generally provides that an ISO may be exercised only while you are employed by the Company or one of its subsidiaries or in the three-month period following the last day that you are employed by the Company or one of its subsidiaries. The three-month period under the Code is extended to one year in the event your employment terminates due to your total disability and there is no limitation under the Code if your employment terminates due to your death. If you hold ISOs following your termination of employment, consult your personal tax advisor for more information. Also note that your Award Agreement may provide that your ISO will terminate earlier than the maximum exercise period permitted under the Code. If your Award Agreement allows you to exercise an option intended as an ISO after the maximum exercise period permitted under the Code and you actually exercise the option after the maximum exercise period permitted under the Code, the option will be treated as a NQSO.

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30.	What happens if I am employed by a subsidiary and my subsidiary is sold?

If you are employed only by a subsidiary of the Company and that subsidiary is sold by the Company, you will generally be deemed to have terminated employment for Plan purposes. See the response to Question 29 above.

31.	Do I have rights to continued employment until my Award vests?

No. The grant of an Award is a benefit made to you at the discretion of the Administrator. Nothing in the Plan, your Award or in your Award Agreement (1) modifies the terms of your employment or service, (2) entitles you to future employment or service rights or the receipt of any future benefits under the Plan, or (3) gives you any right to compensation for the loss of options, SARs, Stock Units or other benefits under the Plan in the event of a termination of your employment or service. Generally, employees are hired on an at-will basis, and the Company or the subsidiary that employs you may change the terms and conditions of your employment, terminate your employment, reduce its work force, and/or change compensation levels at any time.

Benefits to be provided under the Plan are decided solely by the Administrator and are a discretionary bonus item and fringe benefit conveyed to participants in addition to and not in lieu of wages. Accordingly, benefits conveyed under the Plan are irregular, inconsistent and gratuitous in nature and should not be relied upon by participants. Further, the benefits provided under the Plan, as a non-wage item, are expressly excluded from determination of any severance payment calculations (mandatory or otherwise) provided upon retirement, or any other payments which may be provided as post-termination benefits.

32.	Can I transfer, sell, or pledge my Award or the shares covered by my Award?

Generally, you may not pledge, encumber or otherwise use an Award or (unless the Award has been exercised or paid, as applicable) the Common Shares covered by it to secure any debt. In addition, you may not hypothecate, sell, or even give away your Award or the shares covered by it (or any interest or right to the Award or the shares) (a) in the case of an option or SAR award, prior to your exercise of the option or SARs, or (b) in the case of a Stock Unit award, the payment of the Stock Units.

The Plan generally prohibits all transfers of Awards and related rights. The only transfers permitted are:

•	those to the Company,

•	those that occur after your death (that is, distributions to your designated beneficiary or dispositions under your will, or those that must be made under the intestate laws applicable to your property),

•	those pursuant to certain court domestic relations orders if approved by the Administrator,

•	if you are disabled, exercises on your behalf by your legal representative, and

•	those transfers to a family member expressly authorized by the Administrator in the applicable Award Agreement or by an amendment to the Award Agreement, if you provide satisfactory evidence to the Administrator that the transfer is essentially a gift and is being made for estate and/or tax planning purposes.

Except for transfers that occur after your death, ISOs are generally non-transferable.

33.	Does my spouse need to sign a “spousal consent”?

In approving an Award grant, the Company may require a consent from your spouse (if you are married) in which your spouse agrees to be bound by the terms and conditions of your Award Agreement and the Plan. If your Award Agreement contains a spousal consent section and you are married, your Award will be effective only if your spouse signs the spousal consent.

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34.	Can I sell the shares that I acquire pursuant to an Award?

Generally, unless you are an “affiliate” of the Company (as described below), further restrictions are not imposed on the transfer of any shares that you may acquire when (and if) you exercise your option or SARs or your Stock Units are paid, as applicable, except as described below. The Administrator has the discretion to impose additional contractual restraints on the transfer of any shares that may be delivered under the Plan. Your Award Agreement will reference any transfer limitations that are or will be imposed on any shares that you may acquire.

All participants are subject to applicable federal and state laws and Company policies restricting trading on material non-public or “inside” information. These laws may limit your ability to sell shares from time to time. Actions for violations of these laws may be brought by the person from whom you bought the shares or to whom you sold the shares. Actions could also be brought by the SEC and similar state agencies for damages, fines and other relief, including incarceration.

The Company is also required to comply with securities registration requirements under federal and state securities laws. If the Company believes that these requirements have not been fulfilled, options and SARs may not be exercised and Stock Units will not be paid until these requirements are, in fact, satisfied.

Executive officers of the Company, members of the Board, and any owners of more than 10% of the Common Shares are considered “insiders” and may be deemed “affiliates” of the Company for purposes of applicable federal securities laws. If you are an insider of the Company, you are subject to payment of damages for any “short-swing profits” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 16 also imposes reporting obligations on insiders. You should consult with your own legal counsel about the applicability of these rules to you at any particular time. You may also be prohibited by other rules from selling or purchasing Company securities (including Common Shares) from time to time.

Any resale of Common Shares held by an affiliate must typically be made in accordance with the volume, manner of sale, notice and other requirements of SEC Rule 144. See the response to Question 39 below.

35.	As the holder of an Award, do I have any shareholder rights?

The grant of an option, SARs or Stock Unit award will not entitle you to possess or exercise any shareholder rights in respect of the shares underlying your Award. If you hold an option or SARs, you will not become a shareholder until you exercise your Award and purchase the shares subject to your option and the shares purchased have been issued in your name (or, in the case of SARs, shares are issued in your name in payment of the Award). If you hold Stock Units, you will not become a shareholder until your Stock Units are paid and the underlying shares have been issued in your name. In addition, you will not be entitled to dividend payments or other distributions made to the Company’s shareholders prior to the applicable time that the shares have actually been issued in your name (subject to any dividend equivalents that may be expressly provided for by the Administrator in your applicable Award Agreement). Upon the occurrence of certain events (such as a stock split or reorganization), adjustments may be made to the number of shares subject to your Award, and the exercise or base price of options or SARs, comparable to the general effect of the event on outstanding shareholders. See the response to Question 36 below.

36.	What happens to my Award if there is a stock split or recapitalization, change in control, merger or other reorganization or extraordinary corporate event?

In the event of a reclassification, recapitalization, stock split, stock dividend, reverse stock split, merger, combination, consolidation, conversion or other reorganization, a spin-off or similar extraordinary distribution, an exchange of Common Shares or other securities of the Company, or any similar extraordinary transaction in respect of the Common Shares, the Administrator will generally equitably and proportionately adjust the exercise or base price of your option or SARs and/or the number and/or type of shares covered by your Award upon the occurrence of (or immediately prior to) the event in order to preserve the intended benefits of your Award.

In general, if the Company dissolves or undergoes a merger, a sale of substantially all of its assets or any other transaction that it does not survive (or does not survive as a publicly traded company), then the Administrator may make provision for a cash payment in settlement of outstanding Awards, or for the termination, assumption, substitution or exchange of any outstanding Awards. Generally, and unless otherwise provided in the applicable Award Agreement, all then-outstanding Awards will become fully vested if the Awards are to be terminated (and not substituted for, assumed, exchanged or otherwise continued or settled) in connection with such an event.

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The Administrator’s power to carry out or to not carry out the actions described above does not require any approval from the Company’s shareholders or the individuals who have received Awards under the Plan.

37.	Do I have other antidilution rights?

No. Generally speaking, options, SARs and Stock Units are not adjusted for events other than those referred to in the response to Question 36 above. Thus, additional issuances of shares or other equity securities by the Company, whether at or below market, will typically not result in any adjustment.

38.	Is my Award subject to the Company’s clawback policy?

Your Award, as well as any shares you acquire pursuant to your Award, is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law. These policies or laws could, in certain circumstances (such as, but without limitation, in connection with a restatement of the Company’s financial statements), require forfeiture of your Award and repayment or forfeiture of any Common Shares or other cash or property received with respect to your Award (including any value received from a disposition of the shares acquired pursuant to your Award).

39.	I am an affiliate. What other restrictions apply to my Award and/or shares?

If you are an “affiliate” (as generally defined in the response to Question 34 above) of the Company and receive an option or SAR award, a Stock Unit award or other share Award, there are additional requirements under the securities laws that you may need to satisfy at or prior to selling any shares that you may acquire under your Award.

An affiliate may be obligated to comply with the following provisions of the federal securities laws:

•	Securities Registration Requirements. As an affiliate, you may be deemed an “underwriter” under the Securities Act. Any person who is deemed an underwriter may not offer or sell securities without the benefit of those securities being registered with the SEC. (Persons through whom an affiliate sells securities may also be deemed underwriters.) No registration may be required, however, if the securities transaction complies with an available exemption from the registration requirements or Rule 144 under the Securities Act. The laws of the state of an affiliate’s residence or the place of sale may also impose requirements on resales of an affiliate’s securities.

•	Section 16(a) Reporting. Beneficial owners (as defined) of more than 10% of the Common Shares, executive (and certain financial) officers, and directors of the Company (“Section 16 Persons”), must file certain reports (“ownership reports”) reflecting the number of shares of the Company’s equity securities owned and transactions in those securities, including the acquisition, exercise, payment and disposition of options, SARs, Stock Units and the shares underlying the Awards. These reports must be filed with the SEC. The reports also need to be delivered to the Company. Generally, the acquisition or disposition of an option, SAR or Stock Unit, the exercise of an option or SAR or payment of a Stock Unit award, and the sale of any underlying shares needs to be reported in the ownership reports on a current basis on Form 4.

•	Section 16(b) of the Exchange Act — “Short Swing Profits” Exposure. Section 16 Persons may also be liable to the Company under Section 16(b) of the Exchange Act for profit realized from any non-exempt purchase and sale (or sale and purchase) of Common Shares or of any other “equity security” of the Company. Liability may be triggered when the non-exempt purchase of securities is made within six months before or after a non-exempt transaction in which those or other securities were sold (e.g., in a cashless exercise through a broker). Section 16(b) liability is strictly applied and extends to derivative securities (e.g., options, SARs, warrants, Stock Units and convertible or indexed securities) as well as Common Shares. If liability is triggered, the deemed “profits” from the matched transactions are recoverable by the Company. Engaging in sales and purchases (or purchases and sales) of the Company’s securities to avoid losses or for any other reason will not insulate a person from Section 16(b) liability. Also see the response to Question 34, above, regarding additional insider trading exposure.

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You are encouraged to consult with your personal attorney with respect to your option, SARs, Stock Unit award or other Award, including:

•	whether you may be deemed an affiliate of the Company and the responsibilities that you may have as a result of being deemed an affiliate,

•	your share reporting obligations under the federal securities laws,

•	the applicability of Section 16 to the grant of your option, SARs, Stock Unit award or other Award, its exercise, payment, and the sale of the underlying shares or other shares by you or related persons,

•	the use of already owned shares of the Company to pay the exercise price of your option (if permitted),

•	the surrender of Common Shares to satisfy tax withholding obligations (if permitted),

•	the disposition of Common Shares acquired under an option, SARs or Stock Unit award or other Award granted under the Plan,

•	the matching of transactions under the Plan with the disposition or acquisition of the Company’s securities (whether or not obtained under the Plan).

TAX CONSEQUENCES

The following is a general discussion of the United States federal income tax consequences of the grant and exercise of an option, the grant and payment of Stock Units and any disposition of shares acquired under the Plan. The following discussion is limited to options and Stock Units. If you receive another type of Award under the Plan, the Company will give you a prospectus supplement that describes the tax consequences of the other Award.

The following discussion is based on present United States federal tax laws and regulations, and is not a complete description of the United States federal tax laws. You may also be subject to certain state and local, franchise and other taxes that are not described below. Gift and estate taxes are also beyond the scope of the following discussion.

International tax issues are also beyond the scope of the following discussion. If you are employed or live outside of the United States, or if you are not a United States citizen, you may be subject to foreign taxes and it is possible that none of the topics covered in the following discussion are relevant to your particular circumstances.

You should consult your own tax advisor with respect to the application of the general principles discussed in this Prospectus to your particular situation and the impact of foreign, state, local, estate and/or gift taxes.

Options

40.	Is the grant of an option taxable to me?

No. The grant of an option does not result in taxable income to you.

41.	Is the exercise of an option taxable to me?

NQSOs. When you exercise a NQSO, you will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares at the time of exercise (this difference is also called the option’s “spread”) and withholding taxes will be imposed. (See the response to Question 44 below regarding withholding taxes.) The Company will receive a corresponding tax deduction at that time.

For example: Assume that you exercise a NQSO to acquire 100 Class A voting common shares, that the exercise price of the NQSO is $10 per share and that the fair market value of a Class A voting common share at the time of exercise is $20. You will recognize $1,000 of ordinary income in connection with the exercise. (The per share spread is $10, $10 multiplied by the 100 shares acquired equals $1,000.)

ISOs. The timely exercise of an ISO is not a taxable event for ordinary income tax purposes. An ISO is not timely exercised unless it is exercised while you are an employee of the Company or a subsidiary or within certain post-termination of employment periods specified in the Code. See the response to Question 29 above.

Alternative Minimum Tax. You may be subject to the federal alternative minimum tax if your alternative minimum taxable income (“AMTI”) exceeds certain amounts. The excess of the fair market value of the Common Shares that you receive upon exercise of an ISO over the exercise price of the ISO is includable in your AMTI even though it is generally not includable in your income for ordinary tax purposes. Thus, you should consider the AMTI consequences of your option exercise, particularly if you are exercising an ISO. Contact your personal tax advisor for more information on the alternative minimum tax.

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42.	What are the tax consequences of selling shares that I acquire upon exercise of my option?

NQSOs. Generally, your basis in shares acquired on exercise of a NQSO is equal to the fair market value of the shares on the date they are acquired, and, upon subsequent disposition, any further gain or loss is taxable as either short-term or long-term capital gain or loss, depending on how long you hold the shares. Long-term capital gain or loss treatment is generally available only for shares owned for more than twelve months. The holding period commences on the date you acquire the shares, not the date the option is granted to you.

For example: Assuming the same facts as in the example in the response to Question 41 above, your basis in the 100 shares acquired would be $20 per share. If you later sell the shares for $28 per share, the additional $8 gain per share will be taxable to you as either a short-term or long-term capital gain, depending on how long you held the shares.

ISOs-Qualifying Disposition. If you exercise an ISO and hold the Common Shares acquired upon exercise of the ISO for a period of at least two years from the date of grant of the ISO and for at least one year from the date of exercise of the ISO (the “Required Holding Period”) before disposing of the shares, you will recognize long-term capital gain or loss in an amount equal to the difference between the sales price of the shares and the exercise price of the ISO.

For example: Assume that you exercise an ISO to acquire 100 Class A voting common shares, that the exercise price of the ISO is $10 per share and that the fair market value of a Class A voting common share at the time of exercise is $20. Your basis in the 100 shares acquired will be $10 per share. (The timely exercise of an ISO is not a taxable event for ordinary income tax purposes – your basis in the shares will equal what you pay for them.) If you sell the shares after satisfying the Required Holding Period for $28 per share, the $18 gain per share will be taxable to you as a long-term capital gain.

ISOs-Disqualifying Disposition. If you dispose of shares acquired upon exercise of an ISO without satisfying the Required Holding Period (a “Disqualifying Disposition”), you will generally recognize ordinary income at the time of such Disqualifying Disposition equal to the difference between the exercise price of the ISO and the value of the Common Shares on the date you exercise the ISO. In no event, however, will the amount of this ordinary income exceed the difference between the exercise price of the ISO and the amount realized on such Disqualifying Disposition. Any remaining gain or net loss is treated as a short-term or long-term capital gain or loss, depending upon how long you hold the shares. Unlike the case in which a NQSO is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an ISO or upon a disposition of the Common Shares acquired pursuant to such exercise, except to the extent that you recognize ordinary income in a Disqualifying Disposition. You must promptly notify the Company in writing of a Disqualifying Disposition.

For example: Assume the same facts as in the last example, except that you sell the shares before satisfying the Required Holding Period. Based on that assumption, you will recognize $10 of ordinary income in connection with the Disqualifying Disposition for each share sold and you will have an additional $8 short or long-term capital gain, depending on how long you held the shares, for each share sold.

ISOs-Alternative Minimum Tax. If a Disqualifying Disposition of shares acquired upon exercise of an ISO occurs at a loss in the same taxable year that you are required to include in your AMTI the excess of the fair market value of the shares over the exercise price of the ISO (as described in the response to Question 41 above), the includable amount is limited to the excess of the amount realized on the Disqualifying Disposition over the exercise price of the ISO. For purposes of your AMTI, the gain or loss on a sale of the Common Shares acquired upon exercise of an ISO is calculated by including a basis adjustment for the amount included in your AMTI upon exercise of the ISO. Contact your personal tax advisor for more information on the alternative minimum tax.

43.	What happens if I use shares to pay the exercise price of my option?

Special rules apply if you are permitted to use Common Shares to pay the exercise price of an option.

NQSOs. If you hold a NQSO and pay the exercise price, in full or in part, with previously acquired Common Shares, you will recognize no additional gain or loss as a result of the disposition of the previously acquired shares. The Common Shares received by you equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as the previously acquired shares. The Common Shares that you receive in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date ordinary income is recognized.

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For example: Assume that you exercise an NQSO to acquire 100 Class A voting common shares, that the exercise price of the NQSO is $10 per share and that the fair market value of a Class A voting common share at the time of exercise is $20. Further assume that you deliver 50 previously acquired Class A voting common shares to pay the exercise price (50 multiplied by the fair market value of $20 equals the $1,000 aggregate exercise price), that you acquired those shares on January 1, 2018, and that your basis in those 50 shares is $5 per share. Of the 100 shares that you receive upon exercise of the option, 50 will have a basis of $5 per share and the other 50 will have a basis of $20 per share. The 50 shares with a basis of $5 per share will have a holding period that is deemed to commence on January 1, 2018. The other 50 shares will have a holding period that commences on the date that you exercise the option.

ISOs. If you hold an ISO and pay the exercise price, in full or in part, with previously acquired Common Shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss should be recognized upon the delivery of the previously acquired Common Shares to the Company, and the shares that you receive equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares. However, you will not be able to utilize the holding period of the previously acquired shares for the purpose of satisfying the ISO Required Holding Period requirements for the shares acquired upon exercise of the ISO. Shares that you receive in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to you upon exercise of the ISO. If such an exercise is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Please consult your personal tax advisor if you are permitted to and wish to use previously acquired shares to exercise your option.

44.	Will taxes be withheld when I exercise my option?

NQSOs. Upon the exercise of a NQSO (other than by a person who is not an employee and was not an employee at the time the option was granted), the Company will be required to withhold federal income and employment taxes. Typically, federal income taxes will be withheld at the supplemental wage-withholding rate (currently 22% for supplemental wages up to $1,000,000 and 37% thereafter). Social Security taxes (to the extent that your compensation has not reached the Social Security wage base limitation for the year of exercise) and Medicare taxes will also be withheld. (There is currently no wage base limitation for Medicare taxes and a special Medicare surtax applies to compensation above certain amounts.) State and local tax withholding may also be required, depending on your state of employment. It is important to note that the amount of federal and/or state income taxes withheld may not be sufficient to cover your actual tax liability and you will be responsible for any shortfall.

Since regular compensation will not typically be sufficient to cover the amount due, you will be required to pay or provide for payment to the Company of the applicable withholding amount. The Company may, in its sole discretion, reduce the amount of shares deliverable or other amount payable pursuant to your option to satisfy applicable withholding requirements, or permit you to deliver shares already owned in payment of the applicable withholding requirements at the then market value of the shares. More likely, the Company will require you to pay or provide for the cash payment of such withholding amounts.

ISOs. Tax withholding is not required upon the exercise of an ISO under current law. If a Disqualifying Disposition occurs, the Company can satisfy applicable tax withholding requirements (if any) through one or more of the methods described above with respect to NQSOs. You must give the Company prompt written notice of a Disqualifying Disposition.

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45.	What happens if I use shares to pay withholding taxes?

NQSOs. If the Company permits you to satisfy applicable withholding requirements upon the exercise of a NQSO by using Common Shares, and you elect to satisfy the tax withholding obligation in this manner, your tax consequences will vary depending on whether you are permitted and elect to satisfy the withholding obligation by (a) delivering previously acquired Common Shares, (b) having the Company reduce the number of shares otherwise issuable to you upon exercise of the NQSO, and you do not use Common Shares to pay the exercise price of the NQSO, or (c) having the Company reduce the number of shares otherwise issuable to you upon exercise of the NQSO, and you use Common Shares to pay the exercise price of the NQSO.

If you deliver previously acquired Common Shares to pay the applicable withholding taxes, the delivery of shares will be treated as a sale of shares and you will recognize short-term or long-term capital gain or loss depending upon the fair market value, basis and holding period of the previously acquired shares that you used.

If you elect to have the Company reduce the number of shares otherwise issuable to you upon exercise of the NQSO (or you tender back shares that were issued as part of the NQSO) to cover applicable withholding taxes and you do not use Common Shares to pay the exercise price of the NQSO, you should generally recognize no additional gain or any loss as a result of the reduction in the net number of shares received because your basis in the shares withheld or tendered will generally equal their fair market value at the time of withholding. See the response to Question 43 above.

If you use previously acquired Common Shares to pay the exercise price of a NQSO, you will receive two sets of shares as described in the response to Question 43 above. A number of shares awarded, equal to the number of previously acquired shares exchanged to exercise the NQSO (the “Transferred Basis Shares”), will have the same basis and holding period as the previously acquired shares. Shares awarded in excess of this number will have a basis equal to their fair market value at the time of taxation and a holding period beginning on the same date (the “Excess Shares”). If you are permitted to apply shares otherwise issuable to you upon exercise of the NQSO (or to tender back shares that were issued as part of the NQSO) to cover applicable withholding taxes, and if the Excess Shares have sufficient fair market value to satisfy the withholding obligation, you will recognize no additional gain or loss as a result of the reduction in the number of Common Shares received. However, to the extent that any Transferred Basis Shares are used by the Company to pay withholding taxes, you will recognize additional gain or loss in the manner described above for tendering previously acquired shares to satisfy the tax withholding obligations.

ISOs. Tax withholding is not required upon the exercise of an ISO under current law.

SARs

46.	Is the grant of SARs taxable to me?

No. The grant of SARs does not result in taxable income to you.

47.	Is the exercise and payment of SARs taxable to me?

Yes, you will generally recognize ordinary income for any payment you receive upon exercise of your SARs. The amount of income you recognize will equal the fair market value of the Common Shares delivered to you in payment of your SARs (or the amount you receive in the event your SARs are settled in cash). The Company is generally entitled to a deduction for the amount of ordinary income you recognize.

For example: Assume that you exercise a SAR award with respect to 100 Class A voting common shares, that the base price of the SARs is $10 per share and that the fair market value of a Class A voting common share at the time of exercise is $20. You will be entitled to receive a payment of $1,000, and you will recognize $1,000 of ordinary income in connection with the exercise. (The per share spread is $10, $10 multiplied by the 100 shares subject to the SAR exercise equals $1,000.) If the SARs are settled in Class A shares, you would receive 50 Class A shares in payment of your SARs (the $1,000 payment on exercise of your SARs, divided by the $20 fair market value of the shares at the time of payment).

48.	When I sell shares acquired on payment of my SARs, what is my tax?

Generally, your tax “basis” in any shares that you acquire on exercising SARs will be the amount of income you recognize at the time the shares are delivered. When you dispose of the shares, any further gain (or loss) is taxable as either short-term or long-term capital gain (or loss), depending on how long you actually hold the shares. Long-term capital gain rates generally apply to property held for more than twelve months. The holding period commences on the date you acquire the shares, not the date the SARs are granted to you.

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For example: Assume the same facts as in the example to Question 47 above. Your basis in the 50 Class A shares you acquired on exercising your SARs is $20 per share. If you later sell the shares for $28 per share, the additional $8 gain per share will be taxable to you as either short-term or long-term capital gain, depending on how long you held the shares.

49.	What are the tax withholding consequences of a SAR payment?

The Company must withhold federal income taxes and federal employment taxes (for example, Social Security and Medicare taxes) when your SARs are paid (unless you are not an employee at the time of payment and were not an employee at the time your SARs were granted). Subject to applicable legal, listing, and other regulatory requirements, the Company’s withholding obligations will generally be satisfied in the case of a stock payment by reducing the number of shares otherwise deliverable to you. In the event that the Company cannot legally satisfy its withholding obligations by reducing the number of shares, or in the event of a cash payment or any other withholding event in respect of your Stock Units, the Administrator may require you (or your beneficiary) to pay this withholding obligation directly, or it may deduct this amount from any amounts (including your compensation) otherwise payable to you.

Stock Units

50.	Is the grant of a Stock Unit award taxable to me?

No. The grant of a Stock Unit award does not result in taxable income to you.

51.	Is the payment of a Stock Unit award taxable to me?

You will generally recognize ordinary income upon payment of your Stock Units. The amount of income you recognize will equal the fair market value of the Common Shares delivered to you in payment of your Stock Units (or the amount you receive in the event your Stock Units are settled in cash). The Company is generally entitled to a deduction for the amount of ordinary income you recognize.

For example: Assume that you hold 100 Stock Units that are paid in the form of an equivalent number of Class A voting common shares at a time when the fair market value of a Class A voting common share is $20, you will recognize $2,000 of ordinary income in connection with the payment.

52.	When I sell shares acquired on payment of my Stock Units, what is my tax?

Generally, your tax “basis” in the shares that you acquire will be the amount of income you recognize at the time the shares are delivered. When you dispose of the shares, any further gain (or loss) is taxable as either short-term or long-term capital gain (or loss), depending on how long you actually hold the shares. Long-term capital gain rates generally apply to property held for more than twelve months. The holding period commences on the date you acquire the shares, not the date the Stock Unit award is granted to you.

For example: Assume that you hold 100 Stock Units that are paid in the form of an equivalent number of Class A voting common shares at a time when the fair market value of a Class A voting common share is $20. Your basis in those 100 shares would be $20 per share. If you later sell the shares for $28 per share, the additional $8 gain per share will be taxable to you as either short-term or long-term capital gain, depending on how long you held the shares.

53.	What are the tax withholding consequences of a Stock Unit award?

The Company must withhold federal income taxes and federal employment taxes (for example, Social Security and Medicare taxes) when your Stock Units are paid (unless you are not an employee at the time of payment and were not an employee at the time your Stock Unit award was granted). Subject to applicable legal, listing, and other regulatory requirements, the Company’s withholding obligations will generally be satisfied in the case of a stock payment by reducing the number of shares otherwise deliverable to you. In the event that the Company cannot legally satisfy its withholding obligations by reducing the number of shares, or in the event of a cash payment or any other withholding event in respect of your Stock Units, the Administrator may require you (or your beneficiary) to pay this withholding obligation directly, or it may deduct this amount from any amounts (including your compensation) otherwise payable to you.

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General

54.	What about excise taxes?

Upon certain changes in control of the Company, the vesting of Awards may accelerate. If so, the additional economic value, if any, attributable to the acceleration may be deemed a “parachute payment.” This amount will generally be deemed a parachute payment if the value attributable to the acceleration, when combined with the value of other payments that are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of your average annual taxable compensation from the Company and its subsidiaries over the five calendar years (or your entire period of employment with the Company and its subsidiaries, if it is less than five years) preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over your average annual taxable compensation will be subject to a 20% nondeductible excise tax, payable by you, in addition to any income tax payable. The Company will not be entitled to a deduction for any portion of a parachute payment that is subject to the excise tax.

55.	Are there any limits on the Company’s deductions?

Section 162(m) of the Code generally renders non-deductible by the Company certain compensation in excess of $1,000,000 paid to the Chief Executive Officer, Chief Financial Officer, and certain other highly compensated executives. Certain amounts payable to current or former executives pursuant to certain written binding contracts that were in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

INFORMATION ABOUT THE COMPANY

56.	Where can I get additional information about the Company?

The Company is a reporting company under the Exchange Act and is required to file periodic and other reports with the SEC. These reports include material financial and other information about the Company and the Common Shares.

Pursuant to the rules and regulations of the SEC, we are allowed to incorporate certain documents into this Prospectus by reference. Documents incorporated by reference contain important information that you may want to review and are considered to be a part of this Prospectus. The following documents filed by the Company with the SEC are incorporated by reference into and are a part of this Prospectus:

•	The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2019, filed with the SEC on May 23, 2019 (SEC File No. 001-14880).

•	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2019, filed with the SEC on August 8, 2019 (SEC File No. 001-14880).

•	The Company’s Current Reports on Form 8-K, filed with the SEC on June 21, 2019, September 13, 2019 and October 2, 2019 (each, SEC File No. 001-14880).

•	The description of the Company’s Common Shares contained in its Registration Statement on Form 8-A filed with the SEC on November 29, 2016 (SEC File No. 001-14880), and any other amendment or report filed for the purpose of updating such description.

•	All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus (but before the Company files a post-effective amendment indicating that all securities offered by this Prospectus have been sold or that the Company has de-registered all securities remaining unsold) will be deemed to be incorporated by reference into this Prospectus (and such documents will be a part of this Prospectus) from the date that such documents are filed with the SEC. These documents generally include the Company’s annual, quarterly, and current reports filed with the SEC.

You can inspect and copy these documents and other information about the Company and the Common Shares as described in the response to Question 57 below.

For purposes of this Prospectus, any statement contained in this Prospectus or in any other document all or a part of which is incorporated (or deemed to be incorporated) by reference into this Prospectus, will be deemed to be modified or superseded to the extent that more current information is provided in (a) this Prospectus, or (b) in any other document filed by the Company with the SEC after the date of this Prospectus. Any statement that is modified or superseded will not be deemed to constitute a part of this Prospectus, except to the extent that it is so modified or amended.

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Also note that the Class A voting shares of the Company are traded on the New York Stock Exchange under the symbol “LGF.A,” and the Class B non-voting shares of the Company are traded on the New York Stock Exchange under the symbol “LGF.B.”

57.	Where can I get the Company’s reports and other information?

This Prospectus constitutes a part of the Registration Statements. As permitted by the rules and regulations of the SEC, not all of the information provided in the Registration Statements is contained in this Prospectus. For more information regarding the Company and the Common Shares, reference is made to the Registration Statements and the documents incorporated into this Prospectus by reference (which are identified in the response to Question 56 above).

Copies of the Registration Statements, the documents which are incorporated into this Prospectus, and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov which provides on-line access to the Registration Statements, reports, proxy and other information statements filed electronically by the Company with the SEC.

You may also obtain without charge, upon oral or written request, copies of the Registration Statements and any document incorporated by reference into this Prospectus (except exhibits unless the exhibit you desire has been incorporated by reference in the information incorporated by reference into this Prospectus) or any other report or document required to be given to you under SEC Rule 428(b). Please mail your written request to:

Corporate Secretary

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

Telephone requests may be directed to the Corporate Secretary at (310) 449-9200. You should also contact the Corporate Secretary if you need another copy of the Plan or your Award Agreement, if you need more information regarding the Plan Administrator or the administration of the Plan, or if you have questions regarding the Plan, your option or Stock Unit award, or your Award Agreement.

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ATTACHMENT B

FORM OF STOCK OPTION AGREEMENT

The Form of Stock Option Agreement included as Attachment B to the Offer Circular is incorporated herein by reference. If you need another copy of the Form of Stock Option Agreement, contact Scott Sweeney at ssweeney@lionsgate.com.

LIONS GATE ENTERTAINMENT CORP.

2019 PERFORMANCE INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

[Option Issued Pursuant to Exchange Offer]

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated ____________________ by and between LIONS GATE ENTERTAINMENT CORP., a company recognized under the laws of the Province of British Columbia (the “Corporation”), and ____________________ (the “Participant”), evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Participant as to the number of the Corporation’s [Class A voting common shares/Class B non-voting common shares] (“Class [A/B] Common Shares”) first set forth below.

Number of Class [A/B] Common Shares:[1]	Award Date:
Exercise Price per Share:[1] $	Expiration Date:1,[2]
Vesting[1,2] The Option shall become vested as to fifty percent (50%) of the total number of Class [A/B] Common Shares subject to the Option on each of the first two (2) anniversaries of the Award Date; provided, however, that to the extent any portion of the Exchanged Option (as defined below) was unvested immediately prior to the closing of the Exchange Offer (as defined below) and was scheduled to vest on a date after the second anniversary of the Award Date, a corresponding percentage of the Option shall be scheduled to vest on such later vesting date. [If any portion of the Exchanged Option was unvested and subject to performance-based vesting immediately prior to the closing of the Exchange Offer, a corresponding percentage of the Option shall be subject to the same performance-based vesting requirement as applied to such portion of the Exchanged Option (with performance to be measured over the same period(s) as provided in the Exchanged Option).] [Include if applicable] To the extent the Exchanged Option is subject to accelerated vesting upon certain terminations of the Participant’s employment or in connection with a change in control of the Corporation, such accelerated vesting provisions will continue to apply to the same extent to the Option.

The Option is granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, or any successor plan thereto (the “Plan”), and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option is in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Note: The Option has been granted to the Participant in exchange for an option to purchase the Corporation’s common shares tendered by the Participant for exchange (the “Exchanged Option”) pursuant to the Corporation’s Offer to Exchange Certain Outstanding Stock Options and Share Appreciation Rights (the “Exchange Offer”). The Option is in complete satisfaction of the rights of the Participant to be granted a replacement option by the Corporation in exchange for the Exchanged Option pursuant to the Exchange Offer. Such Exchanged Option has been cancelled, and the Participant has no further rights with respect thereto or in respect thereof.

[1] Subject to adjustment under Section 7.1 of the Plan.

[2] Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan.

“Participant”		Lions Gate Entertainment Corp.

Signature:	_________________________	By:	_________________________
Print Name:	_________________________	Name:	_________________________
		Title:	_________________________

Consent of Spouse

In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse:	_________________________
Print Name:	_________________________
Date:	_________________________

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TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option, as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 Class [A/B] Common Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option (with the exception of any acceleration provisions provided for in the Participant’s most recently executed employment agreement then in effect, if any and to the extent applicable to the Option) and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services, as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	a written notice stating the number of Class [A/B] Common Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;
•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;
•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and
•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;
•	in Class [A/B] Common Shares already owned by the Participant, valued at their fair market value (as determined under the Plan) on the exercise date;

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•	a reduction in the number of Class [A/B] Common Shares otherwise deliverable to the Participant (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or
•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

4.       Early Termination of Option.

4.1       Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

4.2       Termination of Option upon a Termination of Participant’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

(i)	other than as expressly provided below in this Section 4.2, (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) will have until the date that is six (6) months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 6-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period;
(ii)	subject to Section 4.2(iii) below, if (x) as of the Participant’s Severance Date, the Participant has been employed by or provided services to the Corporation or a Subsidiary for at least ten (10) years and has attained at least age fifty-five (55), and (y) the Participant’s Severance Date is a result of a termination of the Participant’s employment or services either (I) by the Corporation or a Subsidiary other than for Cause, (II) due to the Participant’s death or Total Disability, or (III) at any time on or after March 23, 2020, due to a voluntary resignation by the Participant (and provided that the Participant has provided at least four (4) months advance written notice to the Corporation or a Subsidiary of such resignation), then (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall have until the date that is three (3) years after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;
(iii)	if (x) as of the Participant’s Severance Date, the Participant has been employed by or provided services to the Corporation or a Subsidiary for at least five (5) years, the Participant has attained at least age sixty (60), and the Participant is serving as an Executive Vice President of the Corporation or in a more senior position with the Corporation, and (y) the Participant’s Severance Date is a result of a termination of the Participant’s employment or services either (I) by the Corporation or a Subsidiary other than for Cause, (II) due to the Participant’s death or Total Disability, or (III) at any time on or after March 23, 2020, due to a voluntary resignation by the Participant (and provided that the Participant has provided at least four (4) months advance written notice to the Corporation or a Subsidiary of such resignation), then (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall have until the date that is five (5) years after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 5-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 5-year period; and
(iv)	if the Participant’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

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For purposes of the Option, “Cause” has the meaning given to such term (or similar term) in any employment agreement between the Participant and the Corporation or a Subsidiary then in effect or, if there is no such agreement (or such agreement does not include such a definition), means that the Participant:

(1)	has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;
(2)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);
(3)	has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or
(4)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Option Agreement.

5.	Non-Transferability.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.7 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Option Agreement shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed, telecopied, telegraphed, or delivered, if to the Corporation, at its principal office to the attention of the Secretary, and if to the Participant, at the Participant’s last address on the payroll records of the Corporation, or at such other address as each party may from time to time direct in writing. Any such notice shall be deemed to have been received, if mailed, telexed, telecopied, or telegraphed, forty-eight hours after the time of mailing, telexing, telecopying, or telegraphing, and if delivered, upon delivery. If normal mail service is interrupted by a labour dispute, slowdown, strike, force majeure, or other cause, a notice sent by mail shall not be deemed to be received until actually received, and the party giving such notice shall use such other services as may be available to ensure prompt delivery or shall deliver such notice.

7.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

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8.	Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation.

10.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.	Quebec Participants.

If the Participant is a resident of the Province of Quebec, the Participant acknowledges receipt of an information memorandum in respect of the Plan.

12.	Language.

The parties hereto have requested that this Option Agreement and the certificates, documents or notices relating thereto be drafted in the English language. Les parties a cet accord ont exige que cet accord et tous certificats, documents ou avis y afferent soit redige en langue anglaise.

13.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.	Clawback Policy.

The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Class [A/B] Common Shares or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

16.	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 3 above and Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

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ATTACHMENT C

FORM OF SHARE APPRECIATION RIGHTS AWARD AGREEMENT

The Form of Share Appreciation Rights Award Agreement included as Attachment C to the Offer Circular is incorporated herein by reference. If you need another copy of the Form of Share Appreciation Rights Award Agreement, contact Scott Sweeney at ssweeney@lionsgate.com.

LIONS GATE ENTERTAINMENT CORP.
2019 PERFORMANCE INCENTIVE PLAN

SHARE APPRECIATION RIGHTS AWARD AGREEMENT

[SARs Issued Pursuant to Exchange Offer]

THIS SHARE APPRECIATION RIGHTS AWARD AGREEMENT (this “Award Agreement”) dated ____________________, by and between Lions Gate Entertainment Corp., a company recognized under the laws of the Province of British Columbia (the “Corporation”), and ____________________ (the “Participant”), evidences the award (the “Award”) granted by the Corporation to the Participant of the number of share appreciation rights (the “SARs”) set forth below with respect to the Corporation’s [Class A voting common shares/Class B non-voting common shares] (“Class [A/B] Common Shares”).

Number of SARs: [1]	Base Price per SAR: [1]
Award Date:	Expiration Date: 1,[2]
Vesting[1,2] The Award shall become vested as to fifty percent (50%) of the total number of SARs subject to the Award on each of the first two (2) anniversaries of the Award Date; provided, however, that to the extent any portion of the Exchanged Award (as defined below) was unvested immediately prior to the closing of the Exchange Offer (as defined below) and was scheduled to vest on a date after the second anniversary of the Award Date, a corresponding percentage of the Award shall be scheduled to vest on such later vesting date. [If any portion of the Exchanged Award was unvested and subject to performance-based vesting immediately prior to the closing of the Exchange Offer, a corresponding percentage of the Award shall be subject to the same performance-based vesting requirement as applied to such portion of the Exchanged Award (with performance to be measured over the same period(s) as provided in the Exchanged Award).] [Include if applicable] To the extent the Exchanged Award is subject to accelerated vesting upon certain terminations of the Participant’s employment or in connection with a change in control of the Corporation, such accelerated vesting provisions will continue to apply to the same extent to the Award.

The Award is granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Plan”), and subject to the Terms and Conditions of Share Appreciation Rights (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award is in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Note: The Award has been granted to the Participant in exchange for an award of share appreciation rights with respect to the Corporation’s common shares tendered by the Participant for exchange (the “Exchanged Award”) pursuant to the Corporation’s Offer to Exchange Certain Outstanding Stock Options and Share Appreciation Rights (the “Exchange Offer”). The Award is in complete satisfaction of the rights of the Participant to be granted a replacement award by the Corporation in exchange for the Exchanged Award pursuant to the Exchange Offer. Such Exchanged Award has been cancelled, and the Participant has no further rights with respect thereto or in respect thereof.

[1] Subject to adjustment under Section 7.1 of the Plan.

[2] Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan.

“Participant”		Lions Gate Entertainment Corp.

Signature:	_________________________	By:	_________________________
Print Name:	_________________________	Name:	_________________________
		Title:	_________________________

Consent of Spouse

In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse:	_________________________
Print Name:	_________________________
Date:	_________________________
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TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

1.	Vesting; Limits on Exercise.

The Award shall vest and become exercisable in percentage installments of the aggregate number of SARs subject to the Award as set forth on the cover page of this Award Agreement. The SARs may be exercised only to the extent the SARs are vested and exercisable.

•	Cumulative Exercisability. To the extent that the SARs are vested and exercisable, the Participant has the right to exercise the SARs (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the SARs.

•	No Fractional SARs. Fractional SARs shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 SARs (subject to adjustment under Section 7.1 of the Plan) may be exercised at any one time, unless the number exercised is the total number at the time exercisable under the Award.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Award requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award (with the exception of any acceleration provisions provided for in Participant’s most recently executed employment agreement then in effect, if any and to the extent applicable to the Award) and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services, as provided in Section 4 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

3.	Exercise and Payment of SARs.

3.1       Method of Exercise. The SARs shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of a written notice stating the number of SARs to be exercised pursuant to the Award or by the completion of such other administrative exercise procedures as the Administrator may require from time to time.

3.2       Payment of SARs.

(A)       Amount. Upon the exercise of the SARs and the attendant surrender of an exercisable portion of the Award, the Participant will be entitled to receive payment of an amount for each SAR being exercised (subject to the tax withholding provisions of Section 3.3) equal to the difference (but not less than zero) obtained by subtracting the Base Price per SAR from the fair market value (determined in accordance with the applicable provisions of the Plan) of a Class [A/B] Common Share of the Corporation as of the date of exercise (the “Exercise Date”).

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(B)       Form of Payment. The aggregate amount payable pursuant to Section 3.2(A) with respect to a particular Exercise Date will be paid to the Participant on or as soon as administratively practicable after that Exercise Date (and in all events no later than thirty (30) days after the Exercise Date) by delivery to the Participant of a number of Class [A/B] Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) having an aggregate fair market value (as determined in accordance with the applicable provisions of the Plan) as of the Exercise Date equal to the amount of such payment; provided, however, that the Administrator may provide in its discretion for such payment to be made in any combination of the Corporation’s Class A voting common shares, the Corporation’s Class B non-voting common shares, or cash with an aggregate fair market value (as determined in accordance with the applicable provisions of the Plan) as of the Exercise Date equal to the amount of such payment. The Corporation’s obligation to make any payment with respect to the SARs is subject to the condition precedent that the Participant or other person entitled under the Plan to receive such payment with respect to the SARs deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. In each case, the payment is subject to the tax withholding provisions of Section 3.3. The Participant shall have no further rights with respect to any SARs that are paid or that terminate pursuant to Section 4.

3.3       Tax Withholding. In the event of a distribution of Common Shares in respect of the SARs, the Corporation shall, subject to Section 8.1 of the Plan, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates, provided that if the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the SARs, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from the amount of such payment or any other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

4.	Early Termination of Award.

4.1       Possible Termination of Award upon Certain Corporate Events. The Award is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

4.2       Termination of Award upon a Termination of Participant’s Employment or Services. Subject to earlier termination on the Expiration Date of the Award or pursuant to Section 4.1 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

(i)	other than as expressly provided below in this Section 4.2, (a) the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death) will have until the date that is six (6) months after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 6-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period;

(ii)	subject to Section 4.2(iii) below, if (x) as of the Participant’s Severance Date, the Participant has been employed by or provided services to the Corporation or a Subsidiary for at least ten (10) years and has attained at least age fifty-five (55), and (y) the Participant’s Severance Date is a result of a termination of the Participant’s employment or services either (I) by the Corporation or a Subsidiary other than for Cause, (II) due to the Participant’s death or Total Disability, or (III) at any time on or after March 23, 2020, due to a voluntary resignation by the Participant (and provided that the Participant has provided at least four (4) months advance written notice to the Corporation or a Subsidiary of such resignation), then (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall have until the date that is three (3) years after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;

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(iii)	if (x) as of the Participant’s Severance Date, the Participant has been employed by or provided services to the Corporation or a Subsidiary for at least five (5) years, the Participant has attained at least age sixty (60), and the Participant is serving as an Executive Vice President of the Corporation or in a more senior position with the Corporation, and (y) the Participant’s Severance Date is a result of a termination of the Participant’s employment or services either (I) by the Corporation or a Subsidiary other than for Cause, (II) due to the Participant’s death or Total Disability, or (III) at any time on or after March 23, 2020, due to a voluntary resignation by the Participant (and provided that the Participant has provided at least four (4) months advance written notice to the Corporation or a Subsidiary of such resignation), then (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall have until the date that is five (5) years after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 5-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 5-year period; and

(iv)	if the Participant’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Award (whether vested or not) shall terminate on the Severance Date.

For purposes of the Award, “Cause” has the meaning given to such term (or similar term) in any employment agreement between the Participant and the Corporation or a Subsidiary then in effect or, if there is no such agreement (or such agreement does not include such a definition), means that the Participant:

(1)	has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Award is subject to earlier termination on the Expiration Date of the Award or as contemplated by Section 4.1. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Award Agreement.

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5.	Non-Transferability.

The Award and any other rights of the Participant under this Award Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.7 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Award Agreement shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed, telecopied, telegraphed, or delivered, if to the Corporation, at its principal office to the attention of the Secretary, and if to the Participant, at the Participant’s last address on the payroll records of the Corporation, or at such other address as each party may from time to time direct in writing. Any such notice shall be deemed to have been received, if mailed, telexed, telecopied, or telegraphed, forty-eight hours after the time of mailing, telexing, telecopying, or telegraphing, and if delivered, upon delivery. If normal mail service is interrupted by a labour dispute, slowdown, strike, force majeure, or other cause, a notice sent by mail shall not be deemed to be received until actually received, and the party giving such notice shall use such other services as may be available to ensure prompt delivery or shall deliver such notice.

7.	Plan.

The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.	Entire Agreement.

This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law.

This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation.

10.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Award pursuant to Section 7.2 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.	Quebec Participants.

If the Participant is a resident of the Province of Quebec, the Participant acknowledges receipt of an information memorandum in respect of the Plan.

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12.	Language.

The parties hereto have requested that this Award Agreement and the certificates, documents or notices relating thereto be drafted in the English language. Les parties a cet accord ont exige que cet accord et tous certificats, documents ou avis y afferent soit redige en langue anglaise.

13.	Counterparts.

This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Section Headings.

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.	Clawback Policy.

The Award is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Award (including, if applicable, any value received from a disposition of any shares acquired upon exercise of the Award).

16.	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Award (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award and any shares that may be acquired upon exercise of the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights contemplated by Section 3 above and Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award and any shares that may be acquired upon exercise of the Award.

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ATTACHMENT D

SELECTED FINANCIAL DATA

Lions Gate Entertainment Corp.
Summary Financial Data

The following summary financial information has been derived from and should be read in conjunction with our audited consolidated financial statements for the fiscal year ended March 31, 2019 and the fiscal quarter ended December 31, 2019 that are incorporated by reference in this document.

CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION

(In millions, except per share amounts)

			Fiscal Quarter Ended	Fiscal Quarter Ended
	Fiscal Year Ended March 31, 2019	Fiscal Year Ended March 31, 2018	December 31, 2019 (Unaudited)	December 31, 2018 (Unaudited)
Revenues	$3,680.5	$4,129.1	$998.5	$933.2
Operating income (loss)	$130.0	$248.7	$(39.5)	$86.8
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(284.2)	$473.6	$(91.2)	$22.9
Net income (loss) per share attributable to Lions Gate Entertainment Corp. shareholders:
Basic	$(1.33)	$2.27	$(0.42)	$0.11
Diluted	$(1.33)	$2.15	$(0.42)	$0.10
Weighted average number of common shares outstanding:
Basic	213.7	208.4	218.0	214.2
Diluted	213.7	220.4	218.0	220.8

CONSOLIDATED BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	December 31, 2019 (Unaudited)	March 31, 2019	March 31, 2018
Current assets	$1,210.1	$1,394.4	$1,773.1
Non-current assets	$6,749.6	$7,014.5	$7,194.5
Total assets	$7,959.7	$8,408.9	$8,967.6

Current liabilities	$1,421.0	$1,652.4	$2,412.4
Non-current liabilities(1)	$3,742.4	$3,834.6	$3,398.3
Total liabilities(1)	$5,163.4	$5,487.0	$5,810.7
Total Lions Gate Entertainment Corp. shareholders’ equity	$2,794.1	$2,918.7	$3,155.9
Total equity	$2,796.3	$2,921.9	$3,156.9
Total liabilities and equity	$7,959.7	$8,408.9	$8,967.6

(1) Includes redeemable noncontrolling interests

We had a book value of $12.70 per share as of December 31, 2019 (calculated using the book value of $2,794.1 million as of December 31, 2019, divided by the number of outstanding shares of 220.0 million as of December 31, 2019).